EXHIBIT A

                                       TO

                  AMENDED DISCLOSURE STATEMENT WITH RESPECT TO
              AMENDED PLAN OF REORGANIZATION OF HOME HOLDINGS INC.

                             PLAN OF REORGANIZATION

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - x
         In re                 :
                               :
HOME HOLDINGS INC.,            :        Chapter 11
                               :        Case No. 98 B 40319 (JHG)
                    Debtor.    :
                               :
- - - - - - - - - - - - - - - - x

              AMENDED PLAN OF REORGANIZATION OF HOME HOLDINGS INC.
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                   SKADDEN, ARPS, SLATE, MEAGHER
                                     & FLOM LLP
                                   Attorneys for Home Holdings Inc.,
                                     Debtor and Debtor-in-Possession

                                   Kayalyn A. Marafioti (KM 9362)
                                   Stephanie R. Schwartz (SS 3000)
                                   919 Third Avenue
                                   New York, New York  10022
                                   (212) 735-3000

Dated: New York, New York
       March 3, 1998

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

I     DEFINITIONS AND CONSTRUCTION OF TERMS....................................1
      1.1      Definitions.....................................................1
      1.2      Interpretation; Application Of Definitions And Rules Of
               Construction...................................................12

II    TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND
      PRIORITY TAX CLAIMS.....................................................12

      2.1      Administrative Expense Claims..................................12
      2.2      Professional Compensation And Reimbursement Claims.............12
      2.3      Priority Tax Claims............................................13

III   CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS...........................13

      3.1      Introduction...................................................13
      3.2      Unclassified Claims............................................13
      3.3      Unimpaired Classes Of Claims...................................14
      3.4      Impaired Classes Of Claims.....................................14
      3.5      Impaired Classes Of Claims And Equity Interests................15

IV    TREATMENT OF CLAIMS AND EQUITY INTERESTS................................15
      4.1      Class 1 -- Other Priority Claims...............................15
      4.2      Class 2 -- Convenience Claims..................................15
      4.3      Class 3 -- Secured Claims......................................16
      4.4      Class 4 -- Unsecured Claims....................................16
      4.5      Class 5 -- Senior Working Capital Note Claims..................19
      4.6      Class 6 -- Junior Note Claims..................................19
      4.7      Class 7 -- Senior Subordinated Note Claims.....................20
      4.8      Class 8 -- Equity Interests....................................20

V     PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
      UNDER THE PLAN AND TREATMENT OF DISPUTED,
      CONTINGENT, AND UNLIQUIDATED CLAIMS AND
      ADMINISTRATIVE EXPENSE CLAIMS...........................................20
      5.1      Voting Of Claims...............................................20
      5.2      Nonconsensual Confirmation.....................................20
      5.3      Method Of Distributions Under The Plan.........................21
      5.4      Objections To And Resolution Of Administrative Expense
               Claims, Claims, And Equity Interests...........................23
      5.5      Administrative Claims Reserve..................................23

                                                                            Page
                                                                            ----
      5.6      Cancellation And Surrender Of Existing Securities And
               Agreements.....................................................24

VI    EXECUTORY CONTRACTS AND UNEXPIRED LEASES................................25
      6.1      Assumption Or Rejection Of Executory Contracts And
               Unexpired Leases...............................................25
      6.2      Releases.......................................................26
      6.3      Indemnification Obligations....................................26

VII   PROVISIONS REGARDING CORPORATE GOVERNANCE
      AND MANAGEMENT OF REORGANIZED HOME......................................26
      7.1      General........................................................26
      7.2      Meetings Of Reorganized Home Stockholders......................27
      7.3      Directors And Officers Of Reorganized Home.....................27
      7.4      Amended Bylaws And Amended Certificates Of
               Incorporation..................................................27
      7.5      Issuance Of New Securities.....................................28

VIII  IMPLEMENTATION AND EFFECT OF CONFIRMATION OF
      PLAN....................................................................28
      8.1      Term Of Bankruptcy Injunction Or Stays.........................28
      8.2      Sources Of Payment.............................................28
      8.3      Tender Offer...................................................28
      8.4      Consummation Of Acquisition....................................29
      8.5      Revesting Of Assets............................................29
      8.6      Causes Of Action...............................................29
      8.7      Discharge Of Debtor............................................29
      8.8      Injunction.....................................................30
      8.9      Termination Of Subordination Rights............................30
      8.10     Waiver Of Claims; Covenant Not To Sue; Releases................30
      8.11     Professional Fees..............................................32

IX    SETTLEMENT OF HOME INSURANCE CLAIM......................................32
      9.1      Home Insurance Settlement......................................32
      9.2      Mutual Release.................................................33
      9.3      Release Under Plan.............................................33

X     EFFECTIVENESS OF THE PLAN...............................................33
      10.1     Conditions Precedent To Effectiveness..........................33
      10.2     Effect Of Failure Of Conditions................................34
      10.3     Waiver Of Conditions...........................................34

XI    RETENTION OF JURISDICTION...............................................35

                                                                            Page
                                                                            ----

XII   MISCELLANEOUS PROVISIONS................................................36
      12.1     Effectuating Documents And Further Transactions................36
      12.2     Corporate Action...............................................36
      12.3     Exemption From Transfer Taxes..................................36
      12.4     Injunction Regarding Worthless Stock Deduction And
               Reattribution Of NOLs To The Debtor Or Reorganized Home........36
      12.5     Exculpation....................................................37
      12.6     Termination Of Committee.......................................37
      12.7     Post-Confirmation Date Fees And Expenses.......................37
      12.8     Payment Of Statutory Fees......................................37
      12.9     Amendment Or Modification Of The Plan..........................37
      12.10    Severability...................................................38
      12.11    Revocation Or Withdrawal Of The Plan And Termination...........38
      12.12    Waiver Of Federal Rule Of Civil Procedure 62(a)................38
      12.13    Binding Effect.................................................38
      12.14    Notices........................................................38
      12.15    Governing Law..................................................40
      12.16    Withholding And Reporting Requirements.........................40
      12.17    Plan Supplement................................................40
      12.18    Allocation Of Plan Distributions Between Principal And
               Interest.......................................................41
      12.19    Headings.......................................................41
      12.20    Exhibits/Schedules.............................................41
      12.21    Filing Of Additional Documents.................................41

      Exhibits

      Exhibit A     -  Term Sheet - Earn Out Notes Series I
      Exhibit B     -  Term Sheet - Earn Out Notes Series II
      Exhibit C     -  Term Sheet - Earn Out Notes Series III
      Exhibit D     -  Term Sheet - New Notes
      Exhibit E     -  Form Of New Note Tender Offer Undertaking
      Exhibit F     -  Form Of Put Option Undertaking
      Exhibit G     -  Surviving Documents

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - - - - - - - - x
         In re                 :
                               :
HOME HOLDINGS INC.,            :        Chapter 11
                               :        Case No. 98 B 40319 (JHG)
                    Debtor.    :
                               :
- - - - - - - - - - - - - - - - x

              AMENDED PLAN OF REORGANIZATION OF HOME HOLDINGS INC.
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

            Home Holdings Inc. proposes the following plan of reorganization under section 1121(a) of title 11 of the United States Code:

                                       I

                      DEFINITIONS AND CONSTRUCTION OF TERMS

            1.1 Definitions. As used herein, the following terms have the respective meanings specified below, unless the context otherwise requires:

            7% Senior Note Indenture means that certain Indenture, dated as of December 28, 1993, between Home Holdings, as issuer, and the Trustee, pursuant to which the 7% Senior Notes were issued, together with any amendments or supplements thereto.

            7% Senior Notes means the 7% Senior Notes, due 1998, of Home Holdings, issued and outstanding under the 7% Senior Note Indenture.

            7% Series A Senior Working Capital Notes means the 7% Series A Senior Working Capital Notes of Home Holdings, issued and outstanding under the Amended and Restated Standby Working Capital Agreement.

            7% Series B Senior Working Capital Notes means the 7% Series B Senior Working Capital Notes of Home Holdings, issued and outstanding under the Amended and Restated Standby Working Capital Agreement.

            7 7/8% Senior Note Indenture means that certain Indenture, dated as of December 28, 1993, between Home Holdings, as issuer, and the Trustee, pursuant to which the 7 7/8% Senior Notes were issued, together with any amendments or supplements thereto.

            7 7/8% Senior Notes means the 7 7/8% Senior Notes, due 2003, of Home Holdings, issued and outstanding under the 7 7/8% Senior Note Indenture.

            7 7/8% Senior Sinking Fund Note Indenture means that certain Indenture, dated as of August 22, 1995, between Home Holdings, as issuer, and the Trustee, pursuant to which the 7 7/8% Senior Sinking Fund Notes were issued, together with any amendments or supplements thereto.

            7 7/8% Senior Sinking Fund Notes means the 7 7/8% Senior Sinking Fund Notes, due 2003, of Home Holdings, issued and outstanding under the 7 7/8% Senior Sinking Fund Note Indenture.

            12% Senior Subordinated Note Agreement means that certain Amended and Restated Note Purchase Agreement, dated as of April 26, 1995, between Home Holdings and ZCI Investments Limited.

            12% Senior Subordinated Notes means the 12% Senior Subordinated Notes, due 2004, of Home Holdings, issued and outstanding under the 12% Senior Subordinated Note Agreement.

            12% Senior Subordinated Working Capital Notes means the 12% Senior Subordinated Working Capital Notes, due 2004, of Home Holdings, issued and outstanding under the Amended and Restated Standby Working Capital Agreement.

            Acquisition Agreement means the Stock Purchase Agreement, to be dated on or before the Effective Date, between the Debtor and Home Insurance Holdings, LLC, which shall be substantially in the form contained in the Plan Supplement.

            Acquired Assets means all of the issued and outstanding shares of common stock of Home Insurance owned by the Debtor.

            Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Chapter 11 Case of a kind specified under section 503(b) and entitled to priority under section 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estate of the Debtor, any actual and necessary costs and expenses of operating the business of the Debtor, any indebtedness or obligations incurred or assumed by the Debtor-in-Possession in connection with the conduct of its business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under sections 330 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estate of the Debtor under section 1930 of chapter 123 of title 28 of the United States Code.

            Administrative Claims Reserve means the reserve maintained by Reorganized Home to pay Administrative Expense Claims, Priority Tax Claims, and Other Priority Claims that first become Allowed Claims after the Effective Date.

            Amended and Restated Standby Working Capital Agreement means that certain Amended and Restated Standby Working Capital Agreement, dated as of April 26, 1995, between Home Holdings and ZCI Investments Limited.

            Affiliate means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            Allowed means, with reference to any Claim or Equity Interest, (a) any Claim against or Equity Interest in the Debtor which has been listed by the Debtor in its Schedules, as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and with respect to which no contrary proof of claim or interest has been filed, (b) any Claim or Equity Interest Allowed under this Plan, (c) any Claim or Equity Interest which is not Disputed or (d) any Claim or Equity Interest the amount or existence of which, if Disputed, (i) has been determined by a final order of a court of competent jurisdiction other than the Bankruptcy Court pursuant to the Plan or a Final Order of the Bankruptcy Court, or (ii) has been Allowed by Final Order; provided, however, that any Claims or Equity Interests allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" or "Allowed Equity Interests" hereunder.

            Amended Home Bylaws means the amended and restated Bylaws of Reorganized Home, which shall be substantially in the form contained in the Plan Supplement.

            Amended Home Certificate of Incorporation means the amended and restated Certificate of Incorporation of Reorganized Home, which shall be substantially in the form contained in the Plan Supplement.

            Ballot means the form distributed to each holder of an impaired Claim (other than to holders of impaired Claims deemed to have rejected the Plan) upon which is to be indicated acceptance or rejection of the Plan.

            Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

            Bankruptcy Court means the United States District Court for the Southern District of New York or such other court as may have jurisdiction over the Chapter 11 Case and, to the extent of any reference under section 157 of title 28 of the United States Code, the unit of such District Court under section 151 of title 28 of the United States Code.

            Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any local rules of the Bankruptcy Court, as the context may require.

            Business Day means any day other than a Saturday, Sunday, or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

            Cash means legal tender of the United States of America and equivalents thereof.

            Chapter 11 Case means the case under Chapter 11 of the Bankruptcy Code commenced by the Debtor, styled In re Home Holdings Inc., Chapter 11 Case No. 98 B 40319 (JHG).

            Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

            Collateral means any property or interest in property of the estate of the Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

            Commencement Date means January 15, 1998, the date on which the Debtor commenced the Chapter 11 Case.

            Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

            Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

            Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

            Convenience Claim means any General Unsecured Claim in the amount of $2,000 or less and any General Unsecured Claim that is reduced to $2,000 by the election of the holder thereof on such holder's Ballot.

            Creditors' Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code.

            Debtor means Home Holdings Inc.

            Department means the New Hampshire Insurance Department.

            Debtor-in-Possession means the Debtor in its capacity as debtor in possession in the Chapter 11 Case pursuant to sections 1101, 1107(a), and 1108 of the Bankruptcy Code.

            Disbursing Agent shall have the meaning set forth in Section 5.3(j) of the Plan.

            Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

            Disputed means, with reference to any Claim or Equity Interest, (a) any Claim or Equity Interest proof of which was timely and properly filed and which either (i) has been or hereafter is listed on the Schedules as unliquidated, disputed, or contingent (and in such cases or, in the case of an Administrative Expense Claim, any Administrative Expense Claim, Claim, or Equity Interest which is disputed under the Plan) or (ii) as to which the Debtor or, if not prohibited by the Plan, any other party in interest has interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, or (b) any Claim or Equity Interest proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim or interest was not timely or properly filed.

            Disputed Claim Amount means the amount set forth in the proof of claim relating to a Disputed Claim or, if an amount is estimated in respect of a Disputed Claim in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018 for purposes of, among other things, Section 5.3(h) of the Plan, the amount so estimated pursuant to an order of the Bankruptcy Court.

            Earn Out Notes means, collectively, the Earn Out Notes Series I, Earn Out Notes Series II, and Earn Out Notes Series III.

            Earn Out Notes Indenture means the trust indenture between Reorganized Home, as issuer, and the Trustee, which shall relate to the Earn Out

Notes Series I and which shall be substantially in the form contained in the Plan Supplement.

            Earn Out Notes Series I means the Earn Out Notes Series I authorized and to be issued pursuant to the Plan on the terms and subject to the conditions described in Exhibit A hereto, and which shall be substantially in the form contained in the Plan Supplement.

            Earn Out Notes Series II means the Earn Out Notes Series II authorized and to be issued pursuant to the Plan on the terms and subject to the conditions described in Exhibit B hereto, and which shall be substantially in the form contained in the Plan Supplement.

            Earn Out Notes Series III means the Earn Out Notes Series III authorized and to be issued pursuant to the Plan on the terms and subject to the conditions described in Exhibit C hereto, and which shall be substantially in the form contained in the Plan Supplement.

            Effective Date means the first Business Day on which the conditions specified in Section 10.1 of the Plan have been satisfied or waived.

            Equity Interest means any share of preferred stock or common stock or other instrument evidencing an ownership interest in the Debtor, whether or not transferable, and any option, warrant, or right, contractual or otherwise, to acquire any such interest.

            Face Amount means, when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any proof of claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law.

            Final Order means an order of the Bankruptcy Court as to which the time to appeal, to petition for certiorari, or to move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor or Reorganized Home or, in the event that an appeal, writ of certiorari, reargument, or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari, reargument, or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

            General Unsecured Claim means any Unsecured Claim other than a Convenience Claim, Senior Note Claim, Senior Working Capital Note Claim, Senior Subordinated Note Claim, Junior Note Claim, or Home Insurance Claim.

            Home Holdings means Home Holdings Inc., a Delaware corporation.

            Home Insurance means The Home Insurance Company, a New Hampshire corporation.

            Home Insurance Claim means any and all claims which Home Insurance may have against the Debtor or Debtor-in-Possession arising out of that certain Consolidated Group Tax Agreement, dated February 13, 1991, between Home Holdings and Home Insurance.

            Home Insurance Holdings, LLC means Home Insurance Holdings, LLC, a Delaware or New Hampshire limited liability company, which shall acquire all of the outstanding stock of Home Insurance pursuant to the Acquisition Agreement.

            Home Insurance Holdings, LLC Agreement means the Home Holdings Limited Liability Company Agreement.

            Home Insurance Holdings, LLC Documents means the Home Holdings, LLC Agreement and the documents and agreements executed in connection therewith (including, without limitation, the organizational documents of the manager of the Home Insurance Holdings, LLC), substantially in the form contained in the Plan Supplement.

            Home Insurance Settlement means the compromise and settlement with Home Insurance to be effected in accordance with Section 9.1 hereof.

            Information and Tabulation Agent means MacKenzie Partners, Inc. having offices at 156 Fifth Avenue, New York, New York 10010.

            Initial Distribution Date means the Effective Date or as soon thereafter as is practicable.

            Insurance Commissioner means the New Hampshire Commissioner of Insurance.

            Junior Note Claim means a Claim of a Junior Noteholder arising under or as a result of the Junior Notes.

            Junior Noteholder means a holder of Junior Notes.

            Junior Notes means the 8% Junior Subordinated Notes, due 2004, of Home Holdings, issued and outstanding under the Junior Subordinated Note Agreement.

            Junior Subordinated Note Agreement means that certain Amended and Restated Note Exchange Agreement, dated as of April 26, 1995, between Trygg-Hansa and Home Holdings.

            Keepwell Agreement means the Keepwell Agreement to be entered into between a member of the Zurich Group and Reorganized Home, which shall be substantially in the form contained in the Plan Supplement.

            Letter of Transmittal means the Letter of Transmittal to Tender New Notes of Reorganized Home, which shall be substantially in the form contained in the Plan Supplement.

            Membership Units means the membership units in Home Insurance Holdings, LLC.

            New Common Stock means the common stock of Reorganized Home authorized and to be issued pursuant to the Plan, having a par value of $.01 per share and such rights with respect to dividends, liquidation, voting, and other matters as are provided for by applicable nonbankruptcy law or in the Amended Home Certificate of Incorporation and the Amended Home Bylaws.

            New Common Stock Distribution Pool means 100 shares of New Common Stock.

            New Notes means the Senior Notes due 2005 authorized and to be issued pursuant to the Plan on the terms and subject to the conditions described in Exhibit D hereto, and which shall be substantially in the form contained in the Plan Supplement.

            New Notes Indenture means the trust indenture between Reorganized Home, as issuer, and the Trustee, which shall be substantially in the form contained in the Plan Supplement.

            New Note Tender Offer Undertaking means the undertaking by Zurich Note Entity to purchase all of the New Notes on the terms and conditions contained therein, a copy of which is annexed hereto as Exhibit E.

            Offer to Purchase means the Offer to Purchase any and all outstanding New Notes, which shall be substantially in the form contained in the Plan Supplement.

            Other Priority Claim means any Claim, other than an Administrative Expense Claim and a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

                  Percentage Formula means (A/B) when
                                           ----
                                            .99

A  =   the sum of  (i)  61,271,875 and
                   (ii) .25 x (((280,000,000 x .083125) / 360) x N1),

N1 = the number of days from and including June 16, 1997 to and including the Effective Date,

B  =   the sum of  (i)  280,000,000 and
                   (ii) (((280,000,000 x .083125) / 360) x N2), and

N2 = the number of days from and including June 16, 1997 to and excluding the Commencement Date.

            Person means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

            Plan means this Chapter 11 plan of reorganization, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices, and schedules hereto, either in its present form or as the same may be altered, amended, or modified from time to time in accordance with its terms.

            Plan Supplement means the forms of documents specified in Section
12.17 of the Plan.

            Priority Tax Claim means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

            Pro Rata Share means a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim in a Class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such Class to the amount of all Allowed Claims in such Class.

            Put Option Undertaking means the undertaking by Zurich Put Entity to redeem the Earn Out Notes Series I on the terms and conditions continued therein, a copy of which is annexed hereto as Exhibit F.

            Quarter means the period beginning on the Effective Date and ending on the immediately succeeding March 31, June 30, September 30, or December 31, and each three-month period thereafter, as the context may require.

            Record Date means the day that is five days from and after the Confirmation Date.

            Reorganized Home means Home Holdings, or any successor thereto by merger, consolidation, or otherwise, on and after the Effective Date.

            Reserve shall have the meaning set forth in Section 5.3(h) of the Plan.

            Schedules means the schedules of assets and liabilities, the list of holders of Equity Interests and the statements of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

            Secured Claim means any Claim, to the extent reflected in the Schedules or a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

            Senior 7% Note Claim means a Claim of a Senior Noteholder arising under or as a result of the 7% Senior Notes.

            Senior 7 7/8% Note Claim means a Claim of a Senior Noteholder arising under or as a result of the 7 7/8% Senior Notes.

            Senior 7 7/8% Sinking Fund Note Claim means a Claim of a Senior Noteholder arising under or as a result of the 7 7/8% Senior Sinking Fund Notes.

            Senior Note Claim means a Claim of a Senior Noteholder arising under the Senior Notes.

            Senior Noteholder means a holder of one or more 7% Senior Notes, 7 7/8% Senior Sinking Fund Notes, or 7 7/8% Senior Notes.

            Senior Noteholders' Committee means the unofficial committee that was formed by certain holders of the Senior Notes prior to the Commencement Date.

            Senior Notes means, collectively, the 7% Senior Notes, 7 7/8% Senior Sinking Fund Notes, and 7 7/8% Senior Notes.

            Senior Subordinated Note Claim means a Claim of a Senior Subordinated Noteholder arising under or as a result of the Senior Subordinated Notes.

            Senior Subordinated Noteholder means a holder of one or more 12% Senior Subordinated Notes or 12% Senior Subordinated Working Capital Notes.

            Senior Subordinated Notes means, collectively, the 12% Senior Subordinated Notes and 12% Senior Subordinated Working Capital Notes.

            Senior Working Capital Note Claim means a Claim of a Senior Working Capital Noteholder arising under the Senior Working Capital Notes.

            Senior Working Capital Noteholder means a holder of one or more 7% Series A Senior Working Capital Notes or 7% Series B Senior Working Capital Notes.

            Senior Working Capital Notes means, collectively, the 7% Series A Senior Working Capital Notes and 7% Series B Senior Working Capital Notes.

            Subordination Related Rights shall have the meaning ascribed to such term in Section 8.9 of the Plan.

            Subsequent Distribution Date means the twentieth day after the end of the Quarter following the Quarter in which the Initial Distribution Date occurs and the twentieth day after the end of each subsequent Quarter.

            Trustee means, (i) with respect to the 7% Senior Note Indenture, the 7 7/8% Senior Note Indenture, and the 7 7/8% Senior Sinking Fund Note Indenture, The Bank of New York, in its capacity as trustee under each such indenture, (ii) with respect to the New Notes, the trust company or bank which is initially appointed by the issuer as trustee under the New Note Indenture, and (iii) with respect to the Earn Out Notes Series I, the trust company or bank which is initially appointed by the issuer as trustee under the Earn Out Notes Indenture.

            Trygg-Hansa means Trygg-Hansa AB.

            Trygg-Hansa Group means Trygg-Hansa and each of its Affiliates.

            Unsecured Claim means any Claim that is not a Secured Claim, Administrative Expense Claim, Priority Tax Claim, or Other Priority Claim.

            Zurich means Zurich Insurance Company.

            Zurich Group means Zurich and each of its Affiliates, including, without limitation, Risk Enterprise Management Limited.

            Zurich Home Investments means Zurich Home Investments Limited, a Bermuda corporation.

            Zurich Note Entity means Zurich Reinsurance Centre Holdings, a Delaware Corporation.

            Zurich Put Entity means Zurich Reinsurance Centre Holdings, a Delaware Corporation.

            1.2 Interpretation; Application Of Definitions And Rules Of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and neuter. Unless otherwise specified, all section, article, schedule, or exhibit references in the Plan are to the respective Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

                                       II

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

            2.1 Administrative Expense Claims. Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a different treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor-in-Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtor-in-Possession (to the extent authorized and approved by the Bankruptcy Court if such authorization and approval was required under the Bankruptcy Code) shall be paid in full and performed by Reorganized Home in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions.

            2.2 Professional Compensation And Reimbursement Claims. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the
Bankruptcy Code (a) shall file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by the date that is 60 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (b) if granted, such an award by the Bankruptcy Court shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (i) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Debtor-in-Possession or, on and after the Effective Date, Reorganized Home.

            2.3 Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of Reorganized Home, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to 8 1/4%, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, commencing on the first anniversary of the Effective Date, or upon such other terms as may be determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

                                       III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

            3.1 Introduction. All Claims and Equity Interests, except Administrative Expense Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims, as described below, have not been classified.

            A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

            3.2 Unclassified Claims (not entitled to vote on the Plan).

                  (a)   Administrative Expense Claims.

                  (b)   Priority Tax Claims.

            3.3 Unimpaired Classes Of Claims (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan).

                  (a)   Class 1: Other Priority Claims.

                  Class 1 consists of all Other Priority Claims.

                  (b)   Class 2: Convenience Claims.

                  Class 2 consists of all Convenience Claims.

                  (c)   Class 3: Secured Claims.

                  Class 3 consists of all Secured Claims. Each Class 3 Secured Claim is deemed to be in a separate subclass for all purposes under the Bankruptcy Code.

            3.4 Impaired Classes Of Claims (entitled to vote on the Plan).

                  (a)   Class 4: Unsecured Claims.

                  Class 4 consists of all Unsecured Claims. Class 4 Unsecured Claims have been divided into separate groups below. Together, all of the groups of Unsecured Claims constitute a single Class of Claims for voting purposes under the Plan and the Bankruptcy Code.

                        (i) Group 4-A: Group 4-A consists of all General Unsecured Claims.

                        (ii) Group 4-B: Group 4-B consists of all Senior 7% Note Claims.

                        (iii) Group 4-C: Group 4-C consists of all Senior 7 7/8%
                              Sinking Fund Note Claims.

                        (iv) Group 4-D: Group 4-D consists of all Senior 7 7/8% Note Claims.

                        (v) Group 4-E: Group 4-E consists of the Home Insurance Claim.

                  (b)   Class 5: Senior Working Capital Note Claims.

                  Class 5 consists of all Senior Working Capital Note Claims.

                  (c)   Class 6: Junior Note Claims.

                  Class 6 consists of all Junior Note Claims.

            3.5 Impaired Classes Of Claims And Equity Interests (deemed to have rejected the Plan and, therefore, not entitled to vote on the Plan).

                  (a)   Class 7: Senior Subordinated Note Claims.

                  Class 7 consists of all Senior Subordinated Note Claims.

                  (b)   Class 8: Equity Interests.

                  Class 8 consists of all Equity Interests.

                                       IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

            4.1 Class 1 -- Other Priority Claims.

                  (a) Impairment And Voting. Class 1 is unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) Distributions. Each holder of an Allowed Other Priority Claim shall receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

            4.2 Class 2 -- Convenience Claims.

                  (a) Impairment And Voting. Class 2 is unimpaired by the Plan. Each holder of an Allowed Convenience Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

            (b) Distributions. Each holder of an Allowed Convenience Claim shall receive Cash in an amount equal to 100% of such Allowed Convenience Claim on the later of the Effective Date and the date such Allowed Convenience Claim becomes an Allowed Convenience Claim, or as soon thereafter as is practicable.

            (c) Election To Be Treated As Convenience Claim. By checking the appropriate box on a timely cast Ballot, the holder of an Allowed General Unsecured Claim in an amount greater than $2,000 may elect to reduce the amount of such holder's Allowed General Unsecured Claim to $2,000 and to receive a distribution upon such Allowed Class 2 Convenience Claim in the amount of $2,000 as described in Section 4.2(b) above. Such an election shall constitute a waiver of the right to collect, and a release of, the amount of the Allowed General Unsecured Claim in excess of $2,000, and the holder of such Allowed Class 2 Convenience Claim shall be deemed to have released the Debtor and its estate, Reorganized Home, and their property from any and all liability for such excess amount. The holder of an Allowed General Unsecured Claim which timely elects to reduce the amount of its Allowed Claim shall be deemed to be the holder of an Allowed Class 2 Convenience Claim for classification, voting, and all other purposes under the Plan.

            4.3 Class 3 -- Secured Claims.

                  (a) Impairment And Voting. Class 3 is unimpaired by the Plan. Each holder of an Allowed Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) Distributions/Reinstatement Of Claims. Except to the extent that a holder of an Allowed Secured Claim agrees to a different treatment, at the sole option of Reorganized Home, (i) each Allowed Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Secured Claim to demand or receive payment of such Allowed Secured Claim prior to the stated maturity of such Allowed Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Secured Claim shall receive Cash in an amount equal to such Allowed Secured Claim, including any interest on such Allowed Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Secured Claim becomes an Allowed Secured Claim, or as soon thereafter as is practicable, or (iii) each holder of an Allowed Secured Claim shall receive the Collateral securing its Allowed Secured Claim and any interest on such Allowed Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Secured Claim on the later of the Effective Date and the date such Allowed Secured Claim becomes an Allowed Secured Claim, or as soon thereafter as is practicable.

            4.4 Class 4 -- Unsecured Claims.

                  (a) Impairment And Voting. Class 4 is impaired by the Plan. Each holder of an Allowed Unsecured Claim is entitled to vote to accept or reject the Plan.

                  (b)   Distributions.

                        (i)   Group 4-A.

                              (1) On the Initial Distribution Date or as soon
thereafter as is practicable, each holder of an Allowed General Unsecured Claim as of the Record Date shall receive (x) New Notes in a principal amount equal to the product of the Percentage Formula and such holder's Allowed General Unsecured Claim, (y) its Pro Rata Share of units of Earn Out Notes Series I, and
(z) its Pro Rata Share of Membership Units.

                              (2) On each Subsequent Distribution Date, each
holder of an Allowed General Unsecured Claim which was a Disputed Claim on the Initial Distribution Date or the prior Subsequent Distribution Date shall receive a Pro Rata Share of the amount of Earn Out Notes Series I, New Notes, and Membership Units in the Reserve in accordance with Section 5.3(i) of the Plan.

                              (3) Each holder of an Allowed General Unsecured
Claim, by accepting the distributions provided for under the Plan, shall be deemed to have (i) requested that it be admitted as a member of Home Insurance Holdings, LLC and (ii) agreed to be bound by the terms of the Home Insurance Holdings, LLC Agreement, unless such holder elects not to be a member by checking the appropriate box on a timely cast Ballot or so advising the Debtor in writing prior to the Effective Date. Such an election shall constitute a waiver of the right to receive its Pro Rata Share of Membership Units.

                        (ii) Group 4-B.

                              (1) On the Initial Distribution Date or as soon
thereafter as is practicable, each holder of an Allowed Senior 7% Note Claim as of the Record Date shall receive (x) New Notes in a principal amount equal to the product of the Percentage Formula and such holder's Allowed Senior 7% Note Claim, (y) its Pro Rata Share of units of Earn Out Notes Series I, and (z) its Pro Rata Share of Membership Units.

                              (2) Each holder of an Allowed Senior 7% Note
Claim, by accepting the distributions provided for under the Plan, shall be deemed to have (i) requested that it be admitted as a member of Home Insurance Holdings, LLC and (ii) agreed to be bound by the terms of the Home Insurance Holdings, LLC Agreement, unless such holder elects not to be a member by checking the appropriate box on a timely cast Ballot or so advising the Debtor in writing prior to the Effective Date. Such an election shall constitute a waiver of the right to receive its Pro Rata Share of Membership Units.

                              (3) On the Effective Date, the Senior 7% Note
Claims shall be deemed Allowed Unsecured Claims in Group 4-B in the aggregate amount of $104,545,859.37.

                        (iii) Group 4-C.

                              (1) On the Initial Distribution Date or as soon
thereafter as is practicable, each holder of an Allowed Senior 7 7/8% Sinking Fund Note Claim as of the Record Date shall receive (x) New Notes in a principal amount equal to the product of the Percentage Formula and such holder's Allowed Senior 7 7/8% Sinking Fund Note Claim, (y) its Pro Rata Share of units of Earn Out Notes Series I, and (z) its Pro Rata Share of Membership Units.

                              (2) Each holder of an Allowed Senior 7 7/8%
Sinking Fund Note Claim, by accepting the distributions provided for under the Plan, shall be deemed to have (i) requested that it be admitted as a member of Home Insurance Holdings, LLC and (ii) agreed to be bound by the terms of the Home Insurance Holdings, LLC Agreement, unless such holder elects not to be a member by checking the appropriate box on a timely cast Ballot or so advising the Debtor in writing prior to the Effective Date. Such an election shall constitute a waiver of the right to receive its Pro Rata Share of Membership Units.

                              (3) On the Effective Date, the Senior 7 7/8%
Sinking Fund Note Claims shall be deemed Allowed Unsecured Claims in Group 4-C in the aggregate amount of $188,568,871.16.

                        (iv) Group 4-D.

                              (1) On the Initial Distribution Date or as soon
thereafter as is practicable, each holder of an Allowed Senior 7 7/8% Note Claim as of the Record Date shall receive (x) New Notes in a principal amount equal to the product of the Percentage Formula and such holder's Allowed Senior 7 7/8% Note Claim, (y) its Pro Rata Share of units of Earn Out Notes Series I, and (z) its Pro Rata Share of Membership Units.

                              (2) Each holder of an Allowed Senior 7 7/8% Note
Claim, by accepting the distributions provided for under the Plan, shall be deemed to have (i) requested that it be admitted as a member of Home Insurance Holdings, LLC and (ii) agreed to be bound by the terms of the Home Insurance Holdings, LLC Agreement, unless such holder elects not to be a member by checking the appropriate box on a timely cast Ballot or so advising the Debtor in writing prior to the Effective Date. Such an election shall constitute a waiver of the right to receive its Pro Rata Share of Membership Units.

                              (3) On the Effective Date, the Senior 7 7/8% Note
Claims shall be deemed Allowed Unsecured Claims in Group 4-D in the aggregate amount of $543,171.81.

                        (v) Group 4-E

                              (1) On the Initial Distribution Date, or as soon
thereafter as is practicable, in full satisfaction of the Home Insurance Claim, Home Insurance shall receive the consideration provided in the Home Insurance Settlement described in Section 9.1 hereof.

                              (2) On the Effective Date, the Home Insurance
Claim shall be deemed an Allowed Unsecured Claim in Group 4-E in the amount of $14,145,407.

            4.5 Class 5 -- Senior Working Capital Note Claims.

                  (a) Impairment And Voting. Class 5 is impaired by the Plan. Each holder of an Allowed Senior Working Capital Note Claim is entitled to vote to accept or reject the Plan.

                  (b) Distributions.

                        (i) On the Initial Distribution Date or as soon thereafter as is practicable, each holder of an Allowed Senior Working Capital Note Claim as of the Record Date shall receive a Pro Rata Share of the New Common Stock in the New Common Stock Distribution Pool.

                        (ii) On the Effective Date, the Senior Working Capital Note Claims shall be deemed Allowed Unsecured Claims in Class 5 in the aggregate amount of $71,424,889.

               4.6    Class 6 -- Junior Note Claims.

                  (a) Impairment And Voting. Class 6 is impaired by the Plan. The holder of the Allowed Junior Note Claims (other than Zurich Home Investments) is entitled to vote to accept or reject the Plan.

                  (b) Distributions.

                        (i) On the Initial Distribution Date or as soon thereafter as is practicable, the holder of the Allowed Junior Note Claims (other than Zurich Home Investments) as of the Record Date shall receive the Earn Out Notes Series II. Zurich Home Investments has waived its Junior Note Claims and the right to receive a distribution on account of its Junior Note Claims.

                        (ii) On the Effective Date, the Junior Note Claims (other than of Zurich Home Investments) the Junior Note Claims shall be deemed an Allowed Unsecured Claim in Class 6 in the aggregate amount of $41,340,232.

            4.7 Class 7 -- Senior Subordinated Note Claims.

                  (a) Impairment And Voting. Class 7 is impaired by the Plan. Class 7 is deemed to have rejected the Plan, and, therefore, is not entitled to vote to accept or reject the Plan.

                  (b) Distributions. On the Effective Date, the holders of Senior Subordinated Notes shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Senior Subordinated Notes.

            4.8 Class 8 -- Equity Interests.

                  (a) Impairment And Voting. Class 8 is impaired by the Plan. Class 8 is deemed to have rejected the Plan, and, therefore, is not entitled to vote to accept or reject the Plan.

                  (b) Distributions. On the Effective Date, the Equity Interests shall be canceled and the holders of Equity Interests shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Equity Interests.

                                        V

                  PROVISIONS REGARDING VOTING AND DISTRIBUTIONS
                    UNDER THE PLAN AND TREATMENT OF DISPUTED,
                     CONTINGENT, AND UNLIQUIDATED CLAIMS AND
                          ADMINISTRATIVE EXPENSE CLAIMS

            5.1 Voting Of Claims. Each holder of an Allowed Claim in an impaired Class of Claims, other than holders of Claims deemed to have rejected the Plan, shall be entitled to vote separately to accept or reject the Plan as provided in such order as may be entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

            5.2 Nonconsensual Confirmation. Home Holdings hereby requests confirmation of the Plan, as it may be modified from time to time in accordance with its terms, under section 1129(b) of the Bankruptcy Code.

            5.3 Method Of Distributions Under The Plan.

                  (a) In General. Subject to Bankruptcy Rule 9010, all distributions under the Plan shall be made by Reorganized Home to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Record Date, unless the Debtor or Reorganized Home has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim by such holder that provides an address for such holder different from the address reflected on the Schedules.

                  (b) Distributions Of Cash. Any payment of Cash made by Reorganized Home pursuant to the Plan shall be made by check drawn on a domestic bank.

                  (c) Timing Of Distributions. If the day when any payment or distribution required to be made under the Plan is not a Business Day, such payment or distribution shall be made on the next succeeding Business Day.

                  (d) Minimum Distributions. No payment of Cash less than one-hundred dollars shall be made by Reorganized Home to any holder of a Claim unless a request therefor is made in writing to Reorganized Home.

                  (e) Fractional Shares; Multiples Of New Notes. New Notes shall only be issued in multiples of $1,000. Any New Notes that would otherwise have been distributed in multiples of other than $1,000 shall be aggregated by the Trustee under the New Notes Indenture or the Disbursing Agent and sold. The Cash proceeds from such sale shall be distributed on a pro rata basis to those holders of Allowed General Unsecured Claims and Senior Note Claims which would have been entitled to New Notes in multiples of other than $1,000. No fractional units of Earn Out Notes or of Membership Units shall be distributed under the Plan. When any distribution on account of an Allowed Claim pursuant to the Plan would otherwise result in the issuance of a number of units of Earn Out Notes or of Membership Units that is not a whole number, the actual distribution of shares of Earn Out Notes or of Membership Units shall be rounded as follows: (i) fractions of one-half or greater shall be rounded to the next higher whole number and (ii) fractions of less than one-half shall be rounded to the next lower whole number. The total number of units of Earn Out Notes or of Membership Units to be distributed to a Class of Claims shall be adjusted as necessary to account for the rounding as provided in this Section 5.3(e).

                  (f) Unclaimed Distributions. Any distributions to holders of Allowed Unsecured Claims of New Notes, Earn Out Notes, or Membership Units under the Plan that are unclaimed for a period of one year after distribution thereof shall revest in Reorganized Home, such New Notes, Earn Out Notes, or Membership Units shall be deemed canceled, and any entitlement of such holders of Allowed Unsecured Claims to such distributions shall be extinguished and forever barred.

                  (g) Distributions To Holders As Of The Record Date. As at the close of business on the Record Date, the claims register shall be closed, and there shall be no further changes in the record holders of any Claims. The Debtor and Reorganized Home shall have no obligation to recognize any transfer of any Claims occurring after the Record Date. The Debtor and Reorganized Home shall instead be entitled to recognize and deal for all purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section 5.1 of the Plan) with only those record holders stated on the claims register as of the close of business on the Record Date.

                  (h) Distributions Withheld For Disputed General Unsecured Claims.

                        (i) Establishment And Maintenance Of Reserve. On the Initial Distribution Date, Reorganized Home shall place into a reserve an amount of Earn Out Notes Series I, New Notes, and Membership Units equal to 100% of the distributions to which holders of Disputed General Unsecured Claims would be entitled under the Plan as of such date if such Disputed General Unsecured Claims were Allowed General Unsecured Claims in their Disputed Claim Amounts (the "Reserve"). Such amount shall be determined by reference to the aggregate Face Amount of all Disputed General Unsecured Claims that have Face Amounts, plus an amount to be determined by the Bankruptcy Court to be reserved for any given Disputed General Unsecured Claims that do not have Face Amounts.

                        (ii) Property Held In Reserve. Cash held in the Reserve (including interest paid on New Notes held in the Reserve) shall be deposited in a segregated bank account or accounts in the name of Reorganized Home and designated as held in trust for the benefit of holders of Allowed General Unsecured Claims. Cash held in the Reserve shall not constitute property of Reorganized Home. Reorganized Home shall invest the Cash held in the Reserve in a manner consistent with investment guidelines to be included in the Plan Supplement. Reorganized Home shall pay, or cause to be paid, out of the funds held in the Reserve, any tax imposed on the Reserve by any governmental unit with respect to income generated by the property held in the Reserve. The yield earned on such invested Cash (net of applicable taxes) shall be distributed to each holder of a Disputed Claim that has become an Allowed General Unsecured Claim on the final Subsequent Distribution Date under the Plan. New Notes, Earn Out Notes Series I, and Membership Units held in the Reserve shall be held in trust by Reorganized Home for the benefit of the potential claimants of such securities and shall not constitute property of Reorganized Home. Any Cash, New Notes, Earn Out Notes Series I, and Membership Units held in the Reserve after all Allowed General Unsecured Claims have been Allowed or disallowed shall revest to Reorganized Home, such New Notes, Earn Out Notes, or Membership Units shall be deemed canceled, and any entitlement of such holders of Allowed Unsecured Claims to such distributions shall be extinguished and forever barred.

                  (i) Distributions Upon Allowance Of Disputed Unsecured Claims. The holder of a Disputed General Unsecured Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive distributions of New Notes, Earn Out Notes Series I, and Membership Units, as applicable, from the Reserve on the next Subsequent Distribution Date that follows the Quarter during which such Disputed General Unsecured Claim becomes an Allowed Claim pursuant to a Final Order. Such distributions shall be made in accordance with the Plan based upon the distributions that would have been made to such holder under the Plan if the Disputed General Unsecured Claim had been an Allowed Claim on or prior to the Effective Date, without any post-Effective Date interest thereon (without regard to interest earned on property held in the Reserve pursuant to Section 5.3(h)(ii) of the Plan).

                  (j) Disbursing Agent. The Debtor or Reorganized Home will appoint or will become the disbursing agent (the "Disbursing Agent") to fulfill the obligations that Reorganized Home will have under the Plan with respect to distributions to holders of Allowed General Unsecured Claims, including, without limitation, holding all reserves and accounts pursuant to the Plan, including the Reserve.

            5.4 Objections To And Resolution Of Administrative Expense Claims, Claims, And Equity Interests. Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtor, Reorganized Home, and Zurich shall have the exclusive right to make and file objections to Administrative Expense Claims and Claims, subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that Reorganized Home or Zurich shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor, Reorganized Home, or Zurich shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses) and Claims and serve such objections upon the holder of the Administrative Expense Claim or Claim, as to which the objection is made as soon as is practicable, but in no event later than 60 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

            5.5 Administrative Claims Reserve.

                  (a) Establishment of Administrative Claims Reserve. On the Effective Date, Reorganized Home shall create and fund the Administrative Claims Reserve with an amount of the Cash equal to (i) the sum of the aggregate Face Amount of all Disputed Administrative Claims, Disputed Priority Tax Claims, and Disputed Other Priority Claims that have Face Amounts, plus (ii) an amount to be determined by the Bankruptcy Court to be reserved for any given Disputed

Administrative Claims, Disputed Priority Tax Claims, and Disputed Other Priority Claims that do not have Face Amounts.

                  (b) Cash Held In Administrative Claims Reserve. Cash held in the Reserve shall be deposited in a segregated bank account or accounts in the name of Reorganized Home and designated as held in trust for the benefit of holders of Allowed Administrative Claims. Cash held in the Reserve shall not constitute property of Reorganized Home. Reorganized Home shall invest the Cash held in the Reserve in a manner consistent with investment guidelines to be included in the Plan Supplement. Reorganized Home shall pay, or cause to be paid, out of the funds held in the Reserve, any tax imposed on the Reserve by any governmental unit with respect to income generated by the cash held in the Reserve. Any Cash held in the Administrative Claims Reserve after all Administrative Claims have been Allowed or disallowed shall be transferred to and become the property of Reorganized Home.

            5.6 Cancellation And Surrender Of Existing Securities And
Agreements.

                  (a) On the Effective Date, the promissory notes, share certificates, bonds, and other instruments evidencing any Claim against or Equity Interest in the Debtor shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtor under the agreements, indentures, and certificates of designations governing such Claims and Equity Interests, as the case may be, shall be discharged.

                  (b) Each holder of a promissory note, bond, or other instrument evidencing a Claim shall surrender such promissory note, bond, or instrument to Reorganized Home, unless such requirement is waived by Reorganized Home. No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note, bond, or instrument is received by Reorganized Home or the unavailability of such promissory note, bond, or instrument is established to the reasonable satisfaction of Reorganized Home or such requirement is waived by Reorganized Home. Reorganized Home may require any holder which is unable to surrender or cause to be surrendered any such promissory notes, bonds, or instruments to deliver an affidavit of loss and indemnity and/or furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to Reorganized Home. Any holder which fails within the later of one year after the Confirmation Date and the date of Allowance of its Claim (i) if possible, to surrender or cause to be surrendered such promissory note, bond, or instrument, (ii) if requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to Reorganized Home, and (iii) if requested, to furnish a bond reasonably satisfactory to Reorganized Home, shall be deemed to have forfeited all rights, claims, and causes of action against the Debtor and Reorganized Home and shall not participate in any distribution hereunder.

                                       VI

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            6.1 Assumption Or Rejection Of Executory Contracts And Unexpired Leases.

                  (a) Executory Contracts And Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtor and any person shall be deemed assumed by Reorganized Home as of the Effective Date, except for any executory contract or unexpired lease (i) which has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) which has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (iii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date, or (iv) which is set forth in Schedule 6.1(a)(x) (executory contracts) or Schedule 6.1(a)(y) (unexpired leases), which Schedules shall be included in the Plan Supplement; provided, however, that the Debtor or Reorganized Home reserves the right, on or prior to the Confirmation Date, to amend Schedules 6.1(a)(x) or 6.1(a)(y) to delete any executory contract or unexpired lease therefrom or to add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected. The Debtor or Reorganized Home shall provide notice of any amendments to Schedules 6.1(a)(x) or 6.1(a)(y) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedules 6.1(a)(x) and 6.l(a)(y) shall not constitute an admission by the Debtor or Reorganized Home that such document is an executory contract or an unexpired lease or that the Debtor or Reorganized Home have any liability thereunder.

                  (b) Approval Of Assumption Or Rejection Of Executory Contracts And Unexpired Leases. Entry of the Confirmation Order shall constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 6.1(a) hereof, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtor may assume or reject the unexpired leases specified in Section 6.1(a) hereof through the date of entry of an order approving the assumption or rejection of such unexpired leases, and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Sections 6.1(a) hereof.

                  (c) Cure Of Defaults. Except as may otherwise be agreed to by the parties, within 60 days after the Effective Date, Reorganized Home shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtor's or Reorganized Home's liability with respect thereto, or as may otherwise be agreed to by the parties.

                  (d) Bar Date For Filing Proofs Of Claim Relating To Executory Contracts And Unexpired Leases Rejected Pursuant To The Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section
6.1 of the Plan must be filed with the Bankruptcy Court and/or served upon the Debtor or Reorganized Home or as otherwise may be provided in the Confirmation Order, by no later than 30 days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease,
(ii) notice of entry of the Confirmation Order, and (iii) notice of an amendment to Schedule 6.1(a)(x) or 6.1(a)(y). Any Claims not filed within such time will be forever barred from assertion against the Debtor, its estate, Reorganized Home, and their respective property. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as General Unsecured Claims under the Plan.

            6.2 Releases. The Debtor hereby releases and is permanently enjoined from any prosecution or attempted prosecution of any and all causes of action which it has, may have, or claims to have against any present or former director, officer, or employee of the Debtor; provided, however, that the foregoing shall not operate as a waiver of or release from any causes of action arising out of (a) any express contractual obligation owing by any such director, officer, or employee to the Debtor or (b) the willful misconduct or gross negligence of such director, officer, or employee in connection with, related to, or arising out of the Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan, or the property to be distributed under the Plan.

            6.3 Indemnification Obligations. For purposes of the Plan, the obligations of the Debtor to defend, indemnify, reimburse, or limit the liability of their present and any former directors, officers, or employees who were directors, officers, or employees, respectively, on or after the Commencement Date against any claims or obligations pursuant to the Debtor's certificate of incorporation or bylaws, applicable state law or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, defense, reimbursement, or limitation is owed in connection with an event occurring before, on or after the Commencement Date.

                                       VII

                    PROVISIONS REGARDING CORPORATE GOVERNANCE
                       AND MANAGEMENT OF REORGANIZED HOME

            7.1 General. On the Effective Date, the management, control, and operation of Reorganized Home shall become the general responsibility of the Board of Directors of Reorganized Home, who shall, thereafter, have the responsibility for the management, control, and operation of Reorganized Home.

            7.2 Meetings Of Reorganized Home Stockholders. In accordance with the Amended Home Certificate of Incorporation and the Amended Home Bylaws, as the same may be amended from time to time, the first annual meeting of the stockholders of Reorganized Home shall be held on a date in 1998 selected by the Board of Directors of Reorganized Home, and subsequent meetings of the stockholders of Reorganized Home shall be held at least once annually each year thereafter.

            7.3 Directors And Officers Of Reorganized Home.

                  (a) Board Of Directors.

                        (i) Reorganized Home. The initial Board of Directors of Reorganized Home shall consist of four individuals whose names shall be disclosed 10 days prior to the date of the Confirmation Hearing. Each of the members of such initial Board of Directors shall serve until the first annual meeting of stockholders of Reorganized Home or their earlier resignation or removal in accordance with the Amended Home Certificate of Incorporation or Amended Home Bylaws, as the same may be amended from time to time.

                  (b) Officers. The individuals listed below shall serve as the initial officers of Reorganized Home on and after the Effective Date.

            Name                    Title
            ----                    -----

      Steven M. Gluckstern             Chairman
      Richard E. Smith              President and CEO
      Brian E. Kensil                  Senior Vice President
      Isaac Mashitz                 Senior Vice President
      Gerald S. King                   Senior Vice President
      Adrienne W. Reid              Senior Vice President
      Michael E. Maloney            Senior Vice President
      Corcoran Byrne                   Vice President and Secretary

            7.4 Amended Bylaws And Amended Certificates Of Incorporation. The Amended Home Bylaws and Amended Home Certificate of Incorporation shall be amended and restated as of the Effective Date to the extent necessary (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and bylaws as permitted by applicable law and (b) to effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the Debtor, the Debtor-in-Possession, or Reorganized Home.

            7.5 Issuance Of New Securities. The issuance of the following securities and notes by Reorganized Home or Home Insurance Holdings, LLC, as the case may be, is hereby authorized without further act or action under applicable law, regulation, order, or rule:

                  (a)   100 shares of New Common Stock;

                  (b)   the New Notes;

                  (c)   the Earn Out Notes; and

                  (d)   the Membership Units.

                                      VIII

                IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN

            8.1 Term Of Bankruptcy Injunction Or Stays. All injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

            8.2 Sources Of Payment. Allowed Administrative Expense Claims and the professional fees referred to in Section 8.11 of the Plan shall be paid by the Debtor by means of one or more dividends to the Debtor from two of its subsidiaries: Home Insurance (whose dividends are subject to the approval of the Department), and Sterling Forest Management LLC. All such payments shall be made on the Effective Date, or as incurred by the Debtor-in-Possession (to the extent authorized and approved by the Bankruptcy Court if such authorization and approval was required by the Bankruptcy Code) or as otherwise provided in the terms of the Plan. Payments to be made under the Plan with respect to all other Classes of Claims shall be made pursuant to the Earn Out Notes and the other instruments and securities that are issued and delivered to the respective Class under the Plan.

            8.3 Tender Offer. As provided in the New Note Tender Offer Undertaking, the Zurich Note Entity shall offer to purchase any and all outstanding New Notes upon the terms and subject to the conditions set forth below and in the Offer to Purchase and Letter of Transmittal.

                  (a) Tender Offer. Not later than the sixtieth day after the Effective Date, the Zurich Note Entity shall offer to purchase any and all outstanding New Notes.

                  (b) Offer Price. The Zurich Note Entity shall offer to purchase the New Notes at a price equal to the sum of 99% of (i) the face amount of the New Notes tendered by any holder of New Notes and (ii) all accrued and unpaid interest on such New Notes as of the date that the Zurich Note Entity makes the payments described in Section 8.3(c) below.

                  (c) Payment. In the event that a holder of the New Notes accepts the Zurich Note Entity's offer and delivers a Letter of Transmittal and such holder's New Notes to the Zurich Note Entity, the Zurich Note Entity shall pay the purchase price for such New Notes in Cash to such holder.

            8.4 Consummation Of Acquisition. Pursuant to the Acquisition Agreement and the Plan, prior to the Effective Date, the Consummation of the Acquisition Agreement shall occur and in connection therewith, Home Insurance Holdings, LLC shall acquire the Acquired Assets.

            8.5 Revesting Of Assets.

                  (a) The property of the estate of the Debtor shall revest in Reorganized Home on the Effective Date, except as provided in Sections 5.3(h)(ii), 5.5, and 8.4 of the Plan.

                  (b) From and after the Effective Date, Reorganized Home may operate its business, and may use, acquire, and dispose of property free of any restrictions imposed under the Bankruptcy Code.

                  (c) As of the Effective Date, all property of the Debtor and Reorganized Home shall be free and clear of all liens, claims, and interests of holders of Claims and Equity Interests, except as provided in the Plan.

            8.6 Causes Of Action. Except as otherwise expressly provided in the Plan, as of the Effective Date, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, any and all causes of action accruing to the Debtor and Debtor-in-Possession, including, without limitation, actions under sections 544, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code, shall become assets of Reorganized Home, and Reorganized Home shall have the authority to prosecute (or not prosecute) such causes of action for the benefit of Reorganized Home as it shall determine in its sole and absolute discretion. Reorganized Home shall have the authority to compromise and settle, otherwise resolve, discontinue, abandon, or dismiss all such causes of action without approval of the Bankruptcy Court.

            8.7 Discharge Of Debtor. The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtor and the Debtor-in-Possession, or any of its assets or properties, arising on or prior to the Effective Date. Except as otherwise provided herein, (a) on the Effective Date, all such Claims against and Equity Interests in the Debtor shall be satisfied, discharged, and released in full and (b) all persons shall be precluded from asserting against Reorganized Home, its successors, or its assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date.

            8.8 Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate order of the Bankruptcy Court, all entities who have held, hold, or may hold Claims against or Equity Interests in the Debtor which arose before or were held as of the Effective Date, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtor with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtor on account of any such Claim or Equity Interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Equity Interest and (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtor (including, without limitation, Reorganized
Home) and their respective properties and interests in property.

            8.9 Termination Of Subordination Rights. All claims of the Senior Noteholders, Senior Working Capital Noteholders, Senior Subordinated Noteholders, and Junior Noteholders against the Debtor and all rights and claims between or among the Senior Noteholders, Senior Working Capital Noteholders, Senior Subordinated Noteholders, and Junior Noteholders relating in any manner whatsoever to claimed subordination rights, rights to post-petition and default interest, or similar rights, if any (collectively, "Subordination-Related Rights"), shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented by, this Plan to holders of such Claims and such rights shall be deemed waived, released, discharged, and terminated as of the Effective Date, and all actions related to the enforcement of such Subordination-Related Rights shall be permanently enjoined. Distributions under, described in, contemplated by, and/or implemented by, this Plan shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, holders of Senior Note Claims, Senior Working Capital Note Claims, Senior Subordinated Note Claims, and Junior Note Claims by reason of any claimed Subordination-Related Rights or otherwise, so that each holder of a Claim shall have and receive the complete benefit of the distributions in the manner set forth and described in this Plan.

            8.10 Waiver Of Claims; Covenant Not To Sue; Releases. (a) Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise provided in this Plan or the Confirmation Order,
(i) the Debtor and Debtor-in-Possession and (ii) all Persons who have held, hold, or may hold Claims against or Equity Interests in the Debtor (x) shall be deemed to have covenanted with each member of the Zurich Group, the Trygg-Hansa Group, and Home Insurance to waive and not to (1) sue or otherwise seek any recovery from the

Zurich Group, the Trygg-Hansa Group, Home Insurance, or their respective property, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Chapter 11 Case, or the Plan or (2) assert against any of the Zurich Group, the Trygg-Hansa Group, Home Insurance, or their respective property any claim, obligation, right, cause of action, or liability which any such holder of a Claim against or Equity Interest in the Debtor may be entitled to assert in any case, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Chapter 11 Case, or the Plan and (y) are permanently enjoined, on and after the Effective Date, from commencing or continuing in any manner any action or other proceeding of any kind with respect to such Claims, obligations, rights, causes of action, or liabilities released hereunder.

            (b) Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise provided in the Plan or the Confirmation Order, each of the Debtor, Reorganized Home, the Trygg-Hansa Group, the Zurich Group, Home Insurance, the Department, and each of their respective officers, directors, agents, financial advisors, attorneys, employees, and representatives and their respective property shall be released from any and all Claims, obligations, rights, causes of action, and liabilities which any holder of a Claim against or Equity Interest in the Debtor may be entitled to assert in any case, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, whether foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Chapter 11 Case, or the Plan.

            (c) Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, and except as otherwise provided in the Plan or the Confirmation Order, each of the Trygg-Hansa Group, the Zurich Group, Home Insurance, the Department, and each of their respective officers, directors, agents, financial advisors, attorneys, employees, and representatives and their respective property shall be released from any and all Claims, obligations, rights, causes of action, and liabilities which the Debtor or the Debtor-in-Possession may be entitled to assert in any case, whether for tort, fraud, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, whether foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Effective Date in any way relating to the Debtor, the Chapter 11 Case, or the Plan.

            (d) The waivers and covenants set forth in subsections (a), (b), and
(c) above shall not be applicable to (i) any obligations of any such Person or group pursuant to the Plan, or pursuant to any of the documents contained in the Plan

Supplement, or under any of the documents listed on Exhibit G hereto, (ii) any continuing obligations and liabilities of each applicable member of the Zurich Group to Home Insurance under the contracts and agreements between such member of the Zurich Group and Home Insurance, or (iii) any Claim, obligation, right, cause of action, or other liability arising out of any contract of insurance or reinsurance or other similar agreement.

            8.11 Professional Fees. The Senior Noteholders' Committee shall be required to seek an award by the Bankruptcy Court for reimbursement for its professional fees incurred prior to the Chapter 11 Case, including the fees and expenses of Anderson Kill & Olick, P.C. and Houlihan Lokey Howard & Zukin, Inc., attorneys and financial advisors, respectively, for the Senior Noteholders' Committee, together with any other advisor so designated by such committee, under section 503(b) of the Bankruptcy Code, by filing an application for allowance for reimbursement of all its professional fees and expenses by the date that is 60 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court and, if granted, such award by the Bankruptcy Court will be Allowed in an amount not to exceed $2.2 million in the aggregate. The Allowed amount of such award shall not be paid by the Debtor unless and until the Effective Date has occurred, in which event, the Allowed amount of such award shall be paid by the Debtor on the later of (x) the date such award becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable and (y) the Initial Distribution Date. The Debtor shall agree to support the Senior Noteholders' Committee's application for such fees and expenses up to an amount not to exceed $2.2 million in the aggregate.

                                       IX

                       SETTLEMENT OF HOME INSURANCE CLAIM

            9.1 Home Insurance Settlement. On the Effective Date, and in accordance with the Plan, the Home Insurance Settlement shall be effective. In accordance with the Home Insurance Settlement, the Home Insurance Claim against the Debtor will be resolved and compromised and Home Insurance will exchange the Home Insurance Claim against the Debtor as follows:

                  (a) On the Effective Date, the Home Insurance Claim shall be deemed an Allowed Unsecured Claim in Group 4-E in the amount of $14,145,407.

                  (b) On the Initial Distribution Date, or as soon thereafter as is practicable, in full satisfaction of the Home Insurance Claim, Home Insurance shall receive the Earn Out Notes Series III.

                  (c) In exchange for the Earn Out Notes Series III, Home Insurance shall release the Home Insurance Claim.

            9.2 Mutual Release. In addition, on the Effective Date, the Debtor and Home Insurance shall each execute general releases in favor of the other party, except with respect to obligations under or pursuant to the Plan.

            9.3 Release Under Plan. Home Insurance shall also receive a release under Section 8.10 hereof.

                                        X

                            EFFECTIVENESS OF THE PLAN

            10.1 Conditions Precedent To Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 10.3 of the Plan:

                  (a) the Bankruptcy Court shall have entered an order approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code;

                  (b) the Confirmation Order, in form and substance acceptable to the Debtor, Zurich, Trygg-Hansa, and the Creditors' Committee, shall have been entered, and no stay or injunction shall be in effect with respect thereto;

                  (c) the New Notes Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;

                  (d) the Earn Out Notes Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;

                  (e) all actions, documents, and agreements necessary to implement the Plan shall have been effected or executed;

                  (f) the Debtor shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions, or documents that are determined by the Debtor (with Zurich's, Trygg-Hansa's, and the Creditors' Committee's consent) to be necessary to implement the Plan, including, without limitation, no-action letters from the Securities and Exchange Commission and letter or other rulings from the Internal Revenue Service;

                  (g) each of the Amended Home Certificate of Incorporation, the Amended Home Bylaws, the New Notes, the New Notes Indenture, the Earn Out Notes, the Earn Out Notes Indenture, the Home Insurance Holdings, LLC Documents, the Acquisition Agreement, the Membership Units, and the Keepwell Agreement, in form and substance acceptable to the Debtor, Zurich, Trygg-Hansa, and the Creditors' Committee, as applicable, shall have been effected or executed;

                  (h) the aggregate Allowed General Unsecured Claims shall not exceed $12,500,000 as of the Effective Date;

                  (i) no order for rehabilitation or liquidation shall have been filed or obtained by or against Home Insurance;

                  (j) (i) the Insurance Commissioner shall have consented to the Plan and the transactions contemplated thereby and (ii) such consent shall be in form and substance reasonably acceptable to the Debtor, Zurich, Trygg-Hansa, and the Creditors' Committee;

                  (k) all transactions involving the sale of the Acquired Assets to be sold pursuant to the Acquisition Agreement shall have been consummated;

                  (l) each of the contracts and agreements described on Schedule 10.1(l) hereto shall have been terminated or amended to release the Debtor from all obligations thereunder; and

                  (m) no ownership change of Home Holdings shall have occurred within the meaning of section 382(g) of the Internal Revenue Code prior to the Effective Date.

            10.2 Effect Of Failure Of Conditions. In the event that one or more of the conditions specified in Section 10.1 of the Plan have not occurred on or before 60 days after the Confirmation Date and the same shall not have been waived pursuant to Section 10.3 hereof, upon notification submitted by the Debtor to the Bankruptcy Court, Zurich, Trygg-Hansa, and counsel for the Creditors' Committee, (a) the Confirmation Order shall be vacated, (b) the Plan shall be null and void and of no further force and effect, (c) the Debtor and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) the Debtor's obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.

            10.3 Waiver Of Conditions. The Debtor may waive, with the consent of Zurich and Trygg-Hansa, by a writing signed by an authorized representative of the Debtor and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent to effectiveness of the Plan set forth in Sections 10.2
(h), (i), (k), and (l) of the Plan. The Debtor, with the written consent of Zurich, Trygg-Hansa, and the Creditors' Committee, may waive, by a writing signed by an authorized representative of the Debtor and subsequently filed with the Bankruptcy Court, the conditions precedent to effectiveness of the Plan set forth in Sections 10.2(b), (e), (f), (g), (j)(ii), and (m) of the Plan.

                                       XI

                            RETENTION OF JURISDICTION

            The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

                  (b) To hear and determine any objection to Administrative Expense Claims, Claims, or Equity Interests;

                  (c) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                  (d) To issue such orders as may aid in the execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

                  (e) To consider any amendments to or modifications of the Plan, to cure any defect or omission thereof, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  (f) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code;

                  (g) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan;

                  (h) To recover all assets of the Debtor and property of the Debtor's estate, wherever located;

                  (i) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  (j) To hear any other matter not inconsistent with the Bankruptcy Code; and

                  (k) To enter a final decree closing the Chapter 11 Case.

                                       XII

                            MISCELLANEOUS PROVISIONS

            12.1 Effectuating Documents And Further Transactions. The Debtor or Reorganized Home is authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

            12.2 Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders, directors, or members of one or more of the Debtor or Reorganized Home or its successors in interest under the Plan, including, without limitation, the authorization to issue or cause to be issued New Common Stock, Earn Out Notes, and New Notes, the effectiveness of the Amended Home Certificate of Incorporation and the Amended Home Bylaws, the election or appointment, as the case may be, of directors and officers of the Debtor pursuant to the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of the state of Delaware, without any requirement of further action by the stockholders or directors of the Debtor or Reorganized Home. On the Effective Date or as soon thereafter as is practicable, Reorganized Home shall, if required, file an amended certificate of incorporation with the Secretary of State of Delaware, in accordance with the applicable general corporation law of such state.

            12.3 Exemption From Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

            12.4 Injunction Regarding Worthless Stock Deduction And Reattribution Of NOLs To The Debtor Or Reorganized Home. At the Confirmation Hearing, the Debtor may request that the Bankruptcy Court include in the Confirmation Order a provision enjoining (i) any "50-percent shareholder" of the Debtor within the meaning of section 382(g)(4)(D) of the Internal Revenue Code of 1986, as amended, from claiming a worthless stock deduction with respect to its Equity Interest for any taxable year of such shareholder ending prior to the Effective Date and thereby causing an ownership change under section 382(g)(4)(D) of the Internal Revenue Code and (ii) Home Insurance from claiming the benefit of NOLs reattributed from Home Insurance to the Debtor or Reorganized Home.

            12.5 Exculpation. Neither the Debtor, Reorganized Home, the Zurich Group, the Trygg-Hansa Group, Home Insurance, the Department, the Creditors' Committee, the Senior Noteholders' Committee, the Disbursing Agent, the Information and Tabulation Agent, nor any of their respective members, representatives, officers, directors, employees, attorneys, financial advisors, or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, and, in all respects, the Debtor, Reorganized Home, the Zurich Group, the Trygg-Hansa Group, Home Insurance, the Creditors' Committee, the Disbursing Agent, the Information and Tabulation Agent, and each of their respective members, officers, directors, employees, financial advisors, and agents shall be entitled to rely in good faith upon the advice of counsel with respect to their duties and responsibilities under the Plan. Nothing contained herein shall be deemed to release or otherwise exculpate any such party for any liability under any contract of insurance or reinsurance or other similar agreement.

            12.6 Termination Of Committee. The appointment of the Creditors' Committee shall terminate on the later of the sixtieth day following the Effective Date and the first date on which there exists a Final Order with respect to the applications for final allowances of compensation and reimbursement of expenses of the attorneys and financial advisors to the Creditors' Committee.

            12.7 Post-Confirmation Date Fees And Expenses. From and after the Confirmation Date, the Debtor until the Effective Date and thereafter Reorganized Home shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Debtor and Reorganized Home including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

            12.8 Payment Of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

            12.9 Amendment Or Modification Of The Plan. Alterations, amendments, or modifications of the Plan may be proposed in writing by the Debtor, with the consent of Zurich, Trygg-Hansa, and the Creditors' Committee, at any time prior to the Confirmation Date, provided that the Plan, as altered, amended, or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtor shall have complied with section 1125 of the Bankruptcy Code; provided, however, that, prior to the date of the commencement of solicitation of votes to accept or reject the Plan, (a) no alteration, amendment, or modification of the Plan that would materially and adversely affect the Senior Note Claims or General Unsecured Claims may be made without prior approval of the Creditors' Committee and (b) no alteration, amendment or modification of the Plan that would materially and adversely affect Trygg-Hansa may be made without prior approval of Trygg-Hansa; provided, further, that alterations, amendments, or modifications of the Plan proposed by the Debtor that are immaterial and non-adverse in nature may be made upon notice to, but without the consent of any of the aforesaid parties. The Plan may be altered, amended, or modified at any time after the Confirmation Date and before substantial consummation, with the consent of Zurich, Trygg-Hansa, and the Creditors' Committee, provided that the Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended, or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments, or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, or modified, if the proposed alteration, amendment, or modification does not materially and adversely change the treatment of the Claim of such holder.

            12.10 Severability. In the event that the Bankruptcy Court determines, prior to the Confirmation Date, that any provision in the Plan is invalid, void, or unenforceable, such provision shall be invalid, void, or unenforceable with respect to holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void, or unenforceable. The invalidity, voidness, or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

            12.11 Revocation Or Withdrawal Of The Plan And Termination. The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date and such right shall only be exercised with the prior consent of Zurich, Trygg-Hansa, and the Creditors' Committee. If the Debtor revokes or withdraws the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtor or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor. If the Effective Date shall not have occurred prior to July 1, 1998, the Plan shall terminate unless the Debtor and Zurich, with the consent of Trygg-Hansa and the Creditors' Committee, agree otherwise.

            12.12 Waiver Of Federal Rule Of Civil Procedure 62(a). Home Holdings intends to request that the Confirmation Order include (a) a finding that Fed.
R. Civ. P. 62(a) shall not apply to the Confirmation Order and (b) authorization for the Debtor to consummate the Plan immediately after entry of the Confirmation Order.

            12.13 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtor, the holders of Claims and Equity Interests, and their respective successors and assigns, including, without limitation, Reorganized Home.

            12.14 Notices. All notices, requests, and demands hereunder to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  If to the Debtor:

                  Home Holdings Inc.
                  c/o Risk Enterprise Management Limited
                  59 Maiden Lane
                  New York, New York 10038
                  Attention: Roger M. Moak, Esq.
                  Telephone: (212) 530-7700
                  Facsimile: (212) 530-3413

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York 10022-3897
                  Attention: Kayalyn A. Marafioti, Esq.
                  Telephone: (212) 735-3000
                  Facsimile: (212) 735-2000

                  If to Zurich:

                  Zurich Centre Resource Limited
                  One Chase Manhattan Plaza
                  New York, New York 10005
                  Attention: Louis Feldman
                  Telephone: (212) 898-5300
                  Facsimile: (212) 898-5202

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention: Alan W. Kornberg, Esq.
                  Telephone: (212) 373-3000
                  Facsimile: (212) 757-3990

                  If to the Creditors' Committee:

                  CS First Boston
                  11 Madison Avenue
                  New York, New York 10010
                  Attention: Dave J. Matlin
                  Telephone: (212) 325-2223
                  Facsimile: (212) 325-8290

                  with a copy to:

                  Anderson Kill & Olick, P.C.
                  1251 Avenue of the Americas
                  New York, New York 10020-1182
                  Attention: Anthony Princi, Esq.
                  Telephone: (212) 278-1000
                  Facsimile: (212) 278-1733

            12.15 Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules, or other federal law is applicable, or to the extent an Exhibit to the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law of such jurisdiction.

            12.16 Withholding And Reporting Requirements. In connection with the consummation of the Plan, the Debtor or Reorganized Home, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

            12.17 Plan Supplement. Forms of the documents relating to the Amended Home Certificate of Incorporation, the Amended Home Bylaws, the Earn Out Notes, the Earn Out Notes Indenture, the Keepwell Agreement, the Membership Units, the Home Insurance Holdings, LLC Agreement, the Offer to Purchase, the Letter of Transmittal, the New Notes, the New Notes Indenture, the investment guidelines referred to in Sections 5.3(h)(ii) of the Plan, Schedules 6.1(a)(x) and 6.1(a)(y) referred to in Section 6.1 of the Plan, and Schedule 10.1(l) referred to in Section 10.1 of the Plan, and the transfer documentation for the shares of Home Insurance shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least 10 days prior to the date of the Confirmation Hearing. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtor in accordance with Section 12.14 of the Plan.

            12.18 Allocation Of Plan Distributions Between Principal And Interest. To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

            12.19 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

            12.20 Exhibits/Schedules. All Exhibits and Schedules to the Plan, including the Plan Supplement, are incorporated into and constitute a part of the Plan as if set forth in full herein.

            12.21 Filing Of Additional Documents. On or before substantial consummation of the Plan, the Debtor shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Dated: New York, New York
       March 3, 1998

                                HOME HOLDINGS INC.,
                                Debtor and Debtor-in-Possession


                                By:    s/ Arthur D. Wilson
                                       -----------------------------------------
                                Name:  Arthur D. Wilson
                                Title: Treasurer through the services of Risk
                                       Enterprise Management Limited

SKADDEN, ARPS, SLATE, MEAGHER
  & FLOM LLP
Attorneys for Home Holdings Inc.,
  Debtor and Debtor-in-Possession


By: s/ Kayalyn A. Marafioti
    ------------------------------
    Kayalyn A. Marafioti (KM 9362)
    (A Member of the Firm)

919 Third Avenue
New York, New York 10022-3897
(212) 735-3000

                                                                       Exhibit A

                         REORGANIZED HOME HOLDINGS INC.

                             Earn Out Notes Series I

                                   Term Sheet

Issuer:                 Reorganized Home Holdings Inc. ("Reorganized Home").

Issue:                  Units of Earn Out Notes Series I ("Series I EONS")

Number Of Units:        315,000 Units to be issued on a pro-rata basis to
                        holders of Allowed Claims based upon the 7% Senior Notes due 1998, the 7-7/8% Senior Sinking Fund Notes due 2003, and the 7-7/8% Senior Notes due 2003 (the "Senior
                        Notes") issued and outstanding immediately prior to the effective date (the "Effective Date") of the proposed reorganization plan (the "Plan") for Home Holdings Inc.
                        ("Home Holdings") under Chapter 11 of title 11 of the United States Code plus amounts due on the Senior Notes, including interest accrued through the date on which the Chapter 11 petition is filed (the "Commencement Date") and to holders of Allowed General Unsecured Claims.

Participation Of        The Series I EONS will participate in the Federal, state
Series I EONS:          and local income tax savings (the "Tax Savings")
                        realized by Reorganized Home through the actual or deemed utilization by the consolidated group of which Reorganized Home, or its successor in a merger with another entity in which Reorganized Home is not the surviving entity, is a member (the "Home Group") of the net operating loss carryforwards available to Reorganized Home immediately after the Effective Date as set forth in the Plan after taking into account adjustments required by reason of the consummation of the Plan, including the reductions required pursuant to sections 108(b) and 382(l)(5) of the Internal Revenue
                        Code of 1986, as amended (the "Specified NOL
                        Carryovers").

Tax Savings: The Tax Savings will be the difference between the consolidated Federal, state and local income tax liability of the Home Group with or without the Specified NOL Carryovers.

Amount Of               The Series I EONS issued in exchange for Senior Notes
Participation:          will be entitled in the aggregate to 50% of the Tax
                        Savings and Series I EONS issued to holders of Allowed
                        General Unsecured Claims will be entitled in the aggregate to a percentage of the Tax Savings that is in the same ratio to their aggregate allowed claims as 50% is to the aggregate Allowed Senior Note Claims (such aggregate portion of the Tax Savings, the "Allocated
                        Participation").

Computation Of Tax      The Tax Savings will be computed each taxable year based
Savings:                upon the Federal, state and local income tax returns (a
                        "Tax Return") of the Home Group filed with respect to such year and certified (a "Certification") by the Chief
                        Financial Officer of the Home Group on September 25 of the following taxable year.

Payments To Series      Subject to the third following sentence, upon the
I EONS-Holders:         issuance by the Home Group of a Certification with
                        respect to any of its Tax Returns, Series I EONS-holders shall be entitled to payments with respect to their Series I EONS as follows:

                        (a) with respect to the actual or deemed utilization of the first $200 million of Specified NOL Carryovers: (i) on October 15 following the issuance of each Certification (the "Initial Payment Date"), an aggregate amount equal to 35% of the Allocated Participation thereby certified and (ii) upon the October 15 following the expiration of the statute of limitations with respect to the Tax Return to which the Certification relates, an aggregate amount equal to the excess, if any, of the Allocated Participation for such taxable year as finally determined over the amounts previously paid pursuant to clause (i) plus interest on the amount paid pursuant to this clause (ii) at a fixed rate equal to the 5-year Treasury Notes rate as of the Initial Payment Date with respect to such taxable year, plus 35 basis points, from the Initial Payment Date with respect to such taxable year; and

                        (b) thereafter: (i) on the Initial Payment Date with respect to a taxable year, an aggregate amount equal to 20% of the Allocated Participation thereby certified and
                        (ii) upon the October 15 following the expiration of the statute of limitations with respect to the Tax Return to which the Certification relates, an aggregate amount equal to the excess, if any, of the Allocated Participation for such taxable year as finally determined over the amounts previously paid pursuant to clause (i), plus interest on the amount paid pursuant to this clause (ii) at a fixed rate equal to the 5-year Treasury Notes rate as of the Initial Payment Date with respect to such taxable year, plus 35 basis points, from the Initial Payment Date with respect to such taxable year.

                        Credit support for payments due, including interest accrued thereon, shall be provided in the form of a Keepwell Agreement by a member of the group comprised of Zurich Insurance Company and its worldwide affiliates with creditworthiness satisfactory to the Senior Noteholders' Committee (the "Zurich Entity").

                        In the event that payment of the first installment on the Series I EONS with respect to any Taxable Year is not made on the Initial Payment Date other than for the reason set forth in the following paragraph, Reorganized Home shall pay interest thereon monthly at a rate of 8.31%, accruing from the Initial Payment Date.

                        In the event that the Internal Revenue Service (or, if relevant, any state or local taxing authority) issues a notice of proposed adjustment (or any procedurally later notice, such as a notice of proposed deficiency or notice of deficiency) which, if sustained, would disallow all or a portion of the Tax Savings in question, payments with respect to the challenged Tax Savings will be suspended to the extent of such challenge, taking into account the effect of such challenge on other taxable years (or, in the case of Tax Savings described in clause (a), above, reduced to 20% of the Allocated Participation) until a final determination. Once a final determination has been made, the Allocated Participation with respect to the Tax Savings as finally determined shall be paid (to the extent not previously paid), plus interest thereon at a fixed rate equal to the 5-year Treasury Notes rate as of the Initial Payment Date, plus 35 basis points from the Initial Payment Date.

Minimum                 Pursuant to the terms of the Series I EONS, the Home
Cumulative              Group will agree, solely in favor of the Series I
Operating Income        EONS-holders, that it will utilize its best efforts to
Of Reorganized          generate cumulative taxable income (determined without
Home:                   regard to the Specified NOL Carryovers) at least as
                        follows:

                        From the Effective Date             $200 million(1)
                        through the end of the              (the "First
                        first taxable year                  Target")
                        ending on or after the
                        thirty-third month after
                        the Effective Date (the
                        "First Target Date")

                        From the Effective Date             $400 million
                        through the end of the              (the "Second
                        first taxable year                  Target")
                        ending on or after the
                        fifty-seventh month
                        after the Effective Date
                        (the "Second Target
                        Date")

                        From the Effective Date             $700 million
                        through the end of the                (the "Third
                        first taxable year                    Target")
                        ending on or after the
                        ninety-third month after
                        the Effective Date (the
                        "Third Target Date")(2)

                        From the Effective Date         the lesser of $1 billion
                        through the last year of the    and 90% of the
                        NOL carryforward period         amount of the
                        of the Specified NOL            Specified NOL
                        Carryovers (the "Fourth         Carryovers as
                        Target Date")(3)                finally determined (the
                                                        "Fourth Target")

----------

(1) In the event that the Effective Date falls after the first quarter of 1998, the First Target Date will be December 31, 2000, with the First Target reduced by a fraction, the numerator of which is the number of days after March 31 that the Effective Date occurs and the denominator of which is 731 (the total number of days in 1999 and 2000). To the extent that there is any such reduction in the First Target, December 31, 2001 will constitute an Supplemental First Target Date ("Supplemental First Target Date") by which the Home Group will utilize its best efforts to generate cumulative taxable income of $200 million ("Supplemental First Target"). The Supplemental First Target will be subject to the same conditions and limitations, and will provide the same remedies for the Series I EONS-Holders, as the other Targets set forth in this Term Sheet.

(2) Based on the current estimated amount of the Specified NOL Carryovers of approximately $560-610 million, the Third Target will effectively be lower than $700 million.

                        (a) In the event that such Targets are not met other than by reason of a Material Change of Law, the sole remedy for the Series I EONS-holders shall be to receive payments with respect to the Series I EONS in an amount equal to the amounts that would have been payable were the minimum income levels met at the times at which such amounts would have been payable. To the extent that the actual taxable income of the Home Group is less than the amounts specified above, the excess deemed income shall be deemed to have the same characteristics as the actual income of the Home Group from the Effective Date through the relevant Target Date.

                        (b) In the event that such Targets are not met by reason of a Material Change of Law, the Series I EONS-holders shall have no remedy. For this purpose, a Material Change of Law shall mean: a change in any Federal, state or local statute, unappealable and final court decision, regulation, ruling or other administrative practice or order, or any lapse or reinterpretation of existing law (a "Change of Law"), that prohibits or effectively proscribes the Zurich Group from conducting its business in the U.S.

                        (c) In the event of the disallowance, in whole or in part, of the deductibility of the Specified NOL Carryovers, or if, as a result of a Change of Law, the deductibility of the Specified NOL Carryovers is limited, the targets above will be adjusted so that they do not exceed the amount of Specified NOL Carryovers that can be utilized by Home Holdings to offset its income.

                        (d) In the event that the Home Group fails to generate any taxable income, for purposes of calculating payments due with respect to the Targets, the amount of the Specified NOL Carryovers shall be deemed to be equal to the amount shown as such on the Tax Return of Home Holdings for the first taxable year ending after the Effective Date.

                        Any payments made pursuant to this section shall be credited against future amounts otherwise payable with respect to the Series I EONS.

----------

(3) Based on the current estimated amount of the Specified NOL Carryovers of $560-610 million, the Fourth Target will not be operative.

                        In the preparation of the Tax Returns of the Home Group or any proceeding relating thereto, Reorganized Home will seek realization of Tax Savings relating to the Specified NOL Carryovers in good faith; provided that this paragraph shall not give any Series I EONS-holders or any other person any rights with respect to the preparation or filing of any Tax Return of the Home Group or the conduct of any proceeding with respect thereto or any rights to be provided with confidential information of Reorganized Home or its Affiliates.

Transfers Of            (a) In the event that holders of common stock of
Reorganized Home        Reorganized Home transfer more than 20% of such stock
Common Equity:          during the first two years following the Effective Date,
                        or any such stock thereafter, and such transfer causes an ownership change within the meaning of section 382 of the Internal Revenue Code of 1986, as amended, such holders will make, or cause Reorganized Home to make, payments with respect to the Series I EONS with respect to the First, Supplemental First, Second, Third, and
                        Fourth Target Dates, as applicable, that are no less than the amounts that would have been due if such ownership change had not occurred, and subject to the Material Change of Law, taxable income in the taxable year ending on the relevant Target Date before deducting the Specified NOL Carryovers equaled the excess of the respective Target (where appropriate) for such year over the amount of taxable income with respect to which the Tax Savings have previously been taken into account.

                        (b) Transfers of Common Stock shall not affect the Zurich Entity's Keepwell obligations hereunder unless those obligations are assumed by another entity with an equivalent or better AM Best rating for claims paying ability at the time of transfer.

Transfers Of Series     Certain limited restrictions on transferability under
I EONS:                 certain limited circumstances to the extent necessary to
                        prevent adverse consequences under section 382.

Order For Relief        In the event of an order for relief under title 11 of
Against Reorganized     the United States Code entered against Reorganized Home
Home:                   within five years of the Effective Date, the Series I
                        EONS will be puttable to the Zurich Put Entity at a price to be determined pursuant to the formula set forth on Schedule 1-A annexed to this Exhibit A.

Expiration:             The Series I EONS will expire upon the final payment
                        made by Reorganized Home to the Series I EONS with respect to the last year of the NOL carryforward period of the Specified NOL Carryovers.

                                  SCHEDULE I-A
                                  TO EXHIBIT A

Put Price Formula:

If the Calculation Date occurs before the First Target Date:

A*50%*T    B*50%*T       C*50%*T        D*50%*T
------- + ----------- + ------------ + -------------
(1+r)^t   (1+r)^(t+2)    (1+r)^(t+5)    (1+r)^(t+10)

If the Calculation Date occurs after the First Target Date:

 B*50%*T     C*50%*T        D*50%*T
--------- + ------------ + --------------
 (1+r)^t     (1+r)^(t+3)    (1+r)^(t+8)

Symbols/Definitions

A = the excess, if any, of (x) the lesser of (i) N and (ii) the First Target over (y) the amount of cumulative taxable income generated by Reorganized Home that has been offset by Specified NOL Carryovers up to the Calculation Date (the "Utilized NOL Amount").

B = the excess, if any, of (x) the lesser of (i) N and (ii) the Second Target, over (y) the greater of (i) the Utilized NOL Amount and (ii) the First Target.

C = the excess, if any, of (x) the lesser of (i) N and (ii) the Third Target over (y) the greater of (i) the Utilized NOL Amount and (ii) the Second Target.

D = the excess, if any, of (x) the lesser (i) 90% of N and (ii) the Fourth Target over (y) the greater of (z) the Third Target and (ii) the Utilized NOL Amount.

N =   the Specified NOL Carryovers, as finally determined.

T =   the maximum marginal Federal corporate tax rate as of the Calculation
      Date.

t = the time in years from the Calculation Date to the next Target Date (i.e., either the First Target Date or the Second Target Date, whichever the case may be).

r =   13.5%.

^ =   the exponential sign.

* =   the multiplication sign.

                                                                       Exhibit B

                         REORGANIZED HOME HOLDINGS INC.

                            Earn Out Notes Series II

                                   Term Sheet

Issuer:                 Reorganized Home.

Issue: The Plan shall provide for the issuance to Trygg-Hansa in exchange for its Junior Subordinated Note of Series II EONS which shall provide for the Series II EONS Payments.

Series II EONS          The "Series II EONS Payment" shall mean payments which
Payment:                Reorganized Home will be required to make pursuant to
                        the Series II EONS on October 31 of each year, equal to
                        (i) until Trygg-Hansa has received payments with a net present value (calculated from the Effective Date) of $20 million, the greater of (A) 50% of the Zurich Tax
                        Benefits with respect to the taxable year ending immediately prior to such October 31 or (B) 20.5% of the Tax Benefits for such taxable year, and (ii) 10% of the Zurich Tax Benefits thereafter; provided that the net present value (calculated from the Effective Date) of the Series II EONS Payments shall not exceed $50 million. "Zurich Tax Benefits" means (a) 85%, multiplied by (b) Tax Benefits reduced by amounts payable with respect thereto to holders of the Series I EONS. "Tax
                        Benefits" means the difference between (x) the consolidated Federal, state, and local income tax liability of the Home Group with the Home NOLs and (y) the consolidated Federal, state, and local income tax liability of the Home Group without the Home NOLs computed each taxable year, which shall initially be based upon the Federal, state, and local income tax returns of the Home Group filed with respect to such year and shall initially certified by the Chief
                        Financial Officer of Reorganized Home on September 25 of the following taxable year. "Home NOLs" means the net operating loss carryforwards and built-in losses available to Reorganized Home immediately after the Effective Date. "Home Group" means any affiliated, consolidated, combined, or unitary group of which the Reorganized Home is or would become a member. "Net present value" hereunder shall be calculated using a 7.5% discount rate compounded quarterly.

                        So long as Trygg-Hansa or any of its Affiliates owns the Series II EONS, Series II EONS Payments shall be made to Trygg-Hansa, by wire transfer in immediately available funds to an account designated by Trygg-Hansa, on October 31 of each year and shall be accompanied by a certification by the Chief Financial Officer of Reorganized Home as described in the definition of "Tax Benefits." Series II EONS Payments with respect to Series II EONS not held by Trygg-Hansa or any of its Affiliates shall be made on the same basis as payments pursuant to other EONS.

Minimum                 (a) Pursuant to the Series II EONS, the Home Group will
Cumulative              agree, solely in favor of Trygg-Hansa and its successors
Operating Income Of     and assigns, that it will utilize its best efforts to
The Home Group:         generate cumulative taxable income (determined without
                        regard to the Reorganized Home's NOLs) at least as follows:

                        (i) $200 million for the period from the Effective Date through the end of the first taxable year ending on or after the thirty-third month after the Effective Date (the "First Target");

                        (ii) $400 million for the period from the Effective Date through the end of the first taxable year ending on or after the fifty-seventh month after the Effective Date (the "Second Target");

                        (iii) $700 million for the period from the Effective Date through the end of the first taxable year ending on or after the ninety-third month after the Effective Date (the "Third Target"); and

                        (iv) the lesser of $1 billion and ninety percent of the Home NOLs as finally determined for the period from the Effective Date through the last year of the carryforward period of the Home NOLs (the "Final Target").

                        (b) (i) If the Targets described in (a)(i)-(iv) above are not met, then, subject to clause (ii) below, the remedy (which shall be the sole remedy) of the Series II EONS-holders as a result of such failure shall be to receive Series II EONS Payments in the amounts that would have been payable were the Targets met at the time when such amounts would have been payable. To the extent that the actual taxable income of the Home Group is less than the amounts specified above, the excess deemed income shall be deemed to have the same characteristics as the actual income of the Home Group from the Effective Date through the date specified in the relevant clause above. Any amounts paid solely by reason of the application of this clause (b) shall be credited against future amounts otherwise payable pursuant to the Series II EONS. Deemed income shall not be taken into account in determining the cumulative taxable income of the Home Group under (a)(i)-(iv).

                        (ii) To the extent that the Targets described in
                        (a)(i)-(iv) above are not met by reason of a Material Change of Law, the Series II EONS-holders shall have no remedy. For this purpose, a "Material Change in Law" shall mean: a change in any Federal, state, or local statute, unappealable and final court decision, regulation, ruling, or other administrative practice or order, or any lapse or reinterpretation of existing law that prohibits or effectively proscribes Zurich from conducting its business in the United States.

                        (c) Pursuant to the Pre-Reorganization Agreement, if, subsequent to the making of a Series II EONS Payment there is a Final Tax Determination or the filing of an amended tax return that results in the reduction or elimination in whole or in part of the Tax Benefit that gave rise to such Payment, the amount of the Series II EONS Payment shall be recomputed and Trygg-Hansa shall repay to Home Holdings an amount (the "Repayment Amount") equal to the excess of the Series II EONS Payment actually paid over the amount of the Series II EONS Payment as so recomputed based upon such Final Tax Determination or amended Tax Return (together with an allocable portion of any interest payable to the Internal Revenue Service or other relevant taxing authority); provided, however, that the aggregate repayments pursuant to this (c) (exclusive of amounts relating to interest) shall not exceed the aggregate amounts paid pursuant to the Series II EONS.

                        In the preparation of the Tax Returns of the Home Group or any proceeding relating thereto, Reorganized Home will seek realization of the Tax Benefits relating to the Reorganized Home's NOLs in good faith; provided that neither this paragraph nor any other provision of the Pre-Reorganization Agreement shall give Trygg-Hansa or any other person any rights with respect to the preparation or filing of any Tax Return of the Home Group or the conduct of any proceeding with respect thereto or any rights to be provided with confidential information of Reorganized Home or its Affiliates.

Transfers Of Series     Certain limited restrictions on transferability under
II EONS                 certain limited circumstances to the extent necessary to
                        prevent adverse consequences under section 382 of the Internal Revenue Code of 1986, as amended; provided that Trygg-Hansa may transfer Series II EONS to Trygg-Hansa
                        Forsakrings AB or any of their respective Affiliates.

Transfers Of New        See "Earn Out Notes Series I--Transfers Of New Common
Common Stock:           Stock."

                                                                       Exhibit C

                         REORGANIZED HOME HOLDINGS INC.

                            Earn Out Notes Series III

                                   Term Sheet

Issuer:                 Reorganized Home Holdings Inc. ("Reorganized Home").

Issue:                  Units of Earn Out Notes Series III ("Series III EONS").

Number Of Units:        One Note to be issued for release of Class 4-E claims
                        under the proposed reorganization plan (the "Plan") for Home Holdings Inc. ("Home Holdings") under Chapter 11 of title 11 of the United States Code.

Participation Of        The Series III EONS will participate in the Federal,
Series III EONS:        state, and local income tax savings (the "Tax Savings")
                        realized by Reorganized Home through the utilization by the consolidated group of which Reorganized Home or its successor is a member (the "Home Group") of the net operating loss carryforwards available to Reorganized
                        Home immediately after the Effective Date as set forth in the Plan after taking into account any adjustments required by reason of consummation of the Plan, including the reductions required pursuant to sections
                        108(b) and 382(l)(5) of the Internal Revenue Code of
                        1986, as amended (the "Specified NOL Carryovers").

Tax Savings:            The Tax Savings will be the difference between the
                        consolidated Federal, state, and local income tax liability of the Home Group with or without the Specified NOL Carryovers.

Amount Of               The Series III EONS will be entitled in the aggregate to
Participation:          6.89% of the Tax Savings realized by Reorganized Home
                        (the "Series III EONS Allocated Participation").

Computation Of Tax      The Tax Savings for each year will be calculated as of
Savings:                the earlier of: a) the expiration of the statute of
                        limitations with respect to the relevant taxable year;
                        or b) the time at which a Final Determination (within the meaning of section 1313(a) of the Internal Revenue
                        Code of 1986, as amended) is made with respect to the tax liability of Reorganized Home for the relevant taxable year (a "Calculation Date") and will be certified (a "Certification") by the Chief Financial
                        Officer of Reorganized Home within 30 days of the Calculation Date.

Payments To Series      Upon the issuance by Reorganized Home of a Certification
III EONS-Holders:       with respect to its Tax Savings for a taxable year,
                        Series III EONS-holders shall be entitled to payments with respect to their Series III EONS in the amount of the Series III EONS Allocated Participation relating to such Certification plus interest thereon at a fixed rate equal to the Specified Treasury Rate plus 35 basis points, from October 15 of the taxable year following the taxable year to which the Certification relates.
                        "Specified Treasury Rate" shall mean the 5-Year Treasury
                        Notes rate as of October 15 of the taxable year following the taxable year to which the Certification relates.

Transfers Of Series     Certain limited restrictions on transferability under
III EONS:               certain limited circumstances to the extent necessary
                        prevent adverse consequences under section 382.

Expiration:             The Series III EONS will expire upon the final payment
                        made by Reorganized Home with respect to the Series III
                        EONS with respect to the last year of the NOL carryforward period of the Specified NOL Carryovers.

                                                                       Exhibit D

                         REORGANIZED HOME HOLDINGS INC.

                              Senior Notes due 2005

                                   Term Sheet

Issuer:                 New Home Holdings Inc. ("Reorganized Home").

Issue:                  Senior Notes due 2005 (the "New Notes").

Issuance:               New Notes to be issued to holders of (i) general
                        unsecured claims ("General Unsecured Claims") not included in Subclasses 4B, 4C, 4D, 4E, or Classes 5, 6, or 7 under the Plan (as defined below) and (ii) the 7%
                        Senior Notes due 1998, the 7-7/8% Senior Sinking Fund
                        Notes due 2003, and the 7-7/8% Senior Notes due 2003
                        (collectively, the "Senior Note Claims") on or as soon as practicable after the effective date (the "Effective
                        Date") of the proposed reorganization plan (the "Plan") for Home Holdings Inc. ("Home Holdings") under Chapter
                        11 of title 11 of the United States Code.

Price: The product of the Percentage Formula (as defined below) and each holder's Allowed General Unsecured Claim or Allowed Senior Note Claim, as the case may be.

                        "Percentage Formula" as used herein means (A/B) / .99 when

                        A  =    the sum of
                                (i) 61,271,875 and
                                (ii) .25 x (((280,000,000 x .083125)/360) x N1),

                        N1 = the number of days from and including June 16, 1997 to and including the Effective Date,

                        B  =    the sum of
                                (i) 280,000,000 and
                                (ii) (((280,000,000 x .083125) / 360) x N2), and

                        N2 = the number of days from and including June 16, 1997 to and excluding the Commencement Date.

Denominations:          $1,000 and integral multiples thereof.

Interest:               The interest rate per annum shall be a fixed rate equal
                        to the 5-year Treasury Notes rate as of the Effective
                        Date. Interest for the first 3 years following the Effective Date may at Home Holdings's option, be paid in the form of additional New Notes.

Maturity:               8 years (2005).

Mandatory               None prior to maturity.
Redemption:

Optional                The New Notes may be redeemed at the option of
Redemption:             Reorganized Home, in whole or in part, at any time on
                        not less than 30 nor more than 60 days' notice, at par plus accrued and unpaid interest, if any, to the redemption date.

Ranking: The New Notes will be senior unsecured obligations of Reorganized Home, ranking pari passu with all other existing and future senior unsecured obligations of Reorganized Home and will rank senior to all existing and future subordinated debt of Reorganized Home.

Covenants:              Same as in the Indenture dated as of December 22, 1993
                        (the "Old Indenture"), relative to Home Holdings's 7%
                        Senior Notes due December 15, 1998.

Events Of Default:      Same as in the Old Indenture.

Defeasance Or           Market Terms.
Covenant
Defeasance:

Modification Of         Same as in the Old Indenture.
New Indenture:

Credit Support:         Credit support for payments due, including interest
                        accrued thereon, shall be provided in the form of a Keepwell Agreement by a member of the group comprised of Zurich Insurance Company and its worldwide affiliates with creditworthiness satisfactory to the Senior
                        Noteholders' Committee.

                                                                       Exhibit E

                                     FORM OF

                        NEW NOTE TENDER OFFER UNDERTAKING

      NEW NOTE TENDER OFFER UNDERTAKING (the "Undertaking"), dated as of January 15, 1998, by ZURICH REINSURANCE CENTRE HOLDINGS, a Delaware corporation (the "Purchaser"), in favor of the holders of New Notes of HOME HOLDINGS INC., a Delaware corporation (the "Company"). Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to them in the Company's Plan of Reorganization dated January 15, 1998, as amended on March 3, 1998 (the "Plan"), to which this Undertaking is an Exhibit.

      WHEREAS, on the date hereof the Company filed the Chapter 11 Case and has filed the Plan with the Bankruptcy Court; and

      WHEREAS, the Plan contemplates that (i) on the Initial Distribution Date, or as soon thereafter as is practicable, holders of certain Claims shall receive New Notes and (ii) the Purchaser shall provide this Undertaking pursuant to which the Purchaser shall offer to purchase any and all outstanding New Notes as provided herein.

      NOW THEREFORE, in order to fulfill its obligations under the Plan, the Purchaser is willing to provide this Undertaking, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser hereby agrees as follows:

            (a) Tender Offer.

                  (i) Not later than the sixtieth day after the Effective Date, the Purchaser shall offer to purchase any and all outstanding New Notes and the Purchaser shall keep such offer open for a period of not less than 20 days.

                  (ii) In the event that any holder of New Notes shall accept the Purchaser's offer and deliver to the Purchaser a fully executed letter of transmittal together with New Notes and any other customary documents required pursuant to the offer to purchase, the Purchaser shall pay the Purchase Price (as defined below) for such tendered New Notes, in Cash, to the tendering holder of New Notes.

                  (iii) "Purchase Price" means an amount equal to the sum of 99% of (i) the face amount of the New Notes tendered by any holder of the New Notes and (ii) all accrued and unpaid interest on such New Notes as of the date that the Purchaser makes the payment to the tendering holder of the New Notes.

            (b) Purchaser's Representations And Warranties. The Purchaser represents and warrants, as to itself, that:

                  (i) this Undertaking is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity; and

                  (ii) no consent, authorization or order of, or filing or registration with, any court or governmental agency or other party is required to be obtained by the Purchaser for the execution or delivery of this Undertaking or the performance of the transactions contemplated hereby.

            (c) Conditions To Obligations. The obligations of the Purchaser hereunder shall not have any force or effect unless and until the Effective Date shall have occurred under the Plan.

            (d) Assignment; Binding Effect. The Purchaser may assign all or part of its rights or delegate any or all of its obligations hereunder to one or more of its affiliates; provided, however, that no such assignment or delegation shall relieve the Purchaser of its obligations hereunder; provided, further, however, that upon (x) any assignment by the Purchaser of all of its rights and delegation of all of its duties hereunder to an affiliate of the Purchaser if but only if at the time of such assignment and after giving effect to such assignment such affiliate has a credit rating which is "A" (or higher) from A.M. Best Company or "A-" (or higher) from Standard & Poor's Ratings Group (or if such credit ratings are no longer applicable, substantially equivalent credit ratings, or if such entities no longer provide credit ratings, substantially equivalent credit ratings from their successors), and (y) the execution by such assignee of an instrument of assumption, in form reasonably satisfactory to the Trustee, pursuant to which such assignee assumes all obligations of the Purchaser hereunder, the Purchaser shall be released from any obligations or duties hereunder. This Undertaking shall be binding upon the Purchaser and its successors and assigns.

            (e) Headings. The Section headings have been prepared for convenience only and are not part of this Undertaking and shall not be taken as an interpretation of any provision of this Undertaking.

            (f) Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, postage prepaid, or telecopied by facsimile transmission, and addressed in each such case as follows:

      to:

      Zurich Reinsurance Centre Holdings
      One Chase Manhattan Plaza
      New York, New York 10005

      with a copy to:

      Paul, Weiss, Rifkind, Wharton & Garrison
      1285 Avenue of the Americas
      New York, New York 10019-6064
      Attention: Albert P. Hand
      Telephone: (212) 373-3000
      Telecopy:  (212) 757-3990

Any of the foregoing persons may change its address for notices hereunder by giving notice of such change to the Company. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any person entitled to receive such notices and demands at the address of such person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

            (g) Governing Law. THIS UNDERTAKING SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN SUCH STATE.

            (h) Beneficiaries Of This Undertaking. This Undertaking is made for the benefit of the holders of New Notes. The obligations of the Purchaser hereunder may be enforced by the trustee under any indenture relating to the New Notes and, to the extent permitted by the indenture relating to the New Notes, by any holder of New Notes.

            (i) Keepwell Agreement. The Purchaser agrees that upon the occurrence of the Effective Date it shall cause an Affiliate whose creditworthiness shall be satisfactory to the Creditors' Committee to execute the Keepwell Agreement in substantially the form attached hereto as Exhibit A.

            (j) Plan. The Purchaser shall support, and shall cause its Affiliates to support, the Plan, and vote its claims, if any, and cause its Affiliates to vote their claims, if any, in favor of the Plan. The Purchaser's agreements contained in this Section 10, (i) are conditioned on the Plan not being amended, supplemented, waived or modified in any manner that materially adversely affects the Zurich Group without its prior written consent and (ii) shall be effective on the date hereof notwithstanding Section 3 hereof.

            IN WITNESS WHEREOF, the Purchaser has caused this New Note Tender Offer Undertaking to be duly executed and delivered as of the day and year first above written.

                                              ZURICH REINSURANCE CENTRE HOLDINGS


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                  Exhibit A to
                        New Note Tender Offer Undertaking

                                     FORM OF

                               KEEPWELL AGREEMENT

            This KEEPWELL AGREEMENT, dated as of ____________ __, 1998 (as amended, modified and supplemented from time to time in accordance with its terms, this "Agreement"), is made by and between [Zurich Entity], a ____________ (the "Parent") and Home Holdings Inc., a Delaware corporation (the "Company").

            On January 15, 1998, the Company filed a voluntary petition for relief under Chapter 11 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") commencing Chapter 11 Case No. 98 B 40319
(JHG) (the "Chapter 11 Case"). On _____________ __, the Bankruptcy Court entered an Order confirming the Company's Plan of Reorganization dated ___________ (the "Plan"). Capitalized terms, unless otherwise defined herein, are used herein as defined in the Plan.

            The Plan provides that Senior Noteholders are to receive, among other things,___ units of Earn Out Notes Series I under the Earn Out Notes Indenture.

            The Plan also provides that Senior Noteholders are to receive, among other things, New Notes under the New Notes Indenture.

            The Parent desires to provide assurance to the current and subsequent holders of the Earn Out Notes Series I and New Notes (collectively, the "Holders") that the Company shall be able to satisfy its payment obligations under the Earn Out Notes Series I and New Notes.

            In consideration of the foregoing and the Senior Noteholders' acceptance of the Plan and the mutual promises herein contained, the Parent hereby covenants and agrees with the Company as follows:

            (a) Maintenance Of Liquidity. The Parent shall cause the Company to have at all times sufficient cash and cash equivalents to satisfy its payment obligations under the Earn Out Notes Series I and New Notes and the Parent shall make available to the Company sufficient cash and cash equivalents to enable the Company to meet such obligations.

            (b) Holders As Beneficiaries. The Parent agrees that the Holders are third party beneficiaries of the performance and satisfaction of the obligations of the Parent set forth herein. Subject to Section 7 hereof, the Parent therefore agrees that the Company, each Trustee and the Holders (to the extent permitted under the

Earn Out Notes Indenture and New Notes Indenture, as applicable) shall have the right to enforce this Agreement and any or all of the obligations of the Parent hereunder or to exercise any other remedies available in the event of a default under this Agreement.

            (c) No Third Party Beneficiary. Except as expressly provided in
Section 2 hereof, this Agreement and the obligations of the Parent hereunder are not for the benefit of any third party. No party other than the Company, each Trustee and the Holders (to the extent permitted under the Earn Out Notes Indenture and New Notes Indenture, as applicable) shall have the right to enforce this Agreement or to receive the benefit of any payments to be made by the Parent hereunder.

            (d) No Assignment. No rights, remedies or claims arising under or related to this Agreement may be transferred or assigned (whether by operation of law or otherwise) in whole or in part, by the Company, any Trustee or the Holders. Parent shall be permitted to assign its rights and obligations hereunder, without a prior consent of any of the other parties hereto, to any of its affiliates if but only if at the time of such assignment and after giving effect to such assignment such affiliate has a credit rating which is "A" (or higher) from A.M. Best Company or "A-" (or higher) from Standard & Poor's Ratings Group (or if such credit ratings are no longer applicable, substantially equivalent credit ratings, or if such entities no longer provide credit ratings, substantially equivalent credit ratings from their successors), and upon the execution by such assignee of an instrument of assumption, in form reasonably satisfactory to each Trustee, pursuant to which such assignee assumes all obligations of Parent hereunder, Parent shall be released from any obligations hereunder.

            (e) Term. This Agreement shall terminate at such times as the Earn Out Notes Series I and New Notes no longer remain outstanding.

            (f) Not A Guarantee. This Agreement is not a guarantee by Parent of the payment of the Earn Out Notes Series I or New Notes or any other liabilities, obligations or indebtedness of any kind or character of the Company.

            (g) Keepwell. The Company hereby agrees that it shall only seek payments from the Parent hereunder in order to satisfy its obligations under the Earn Out Notes Series I and New Notes. Any payments made by the Parent hereunder shall be held by the Company in trust for the sole benefit of the Holders; provided, however, that any such payments which are in excess of the Company's obligations under the Earn Out Notes Series I and New Notes shall (x) be held by the Company in trust for the Parent and (y) be promptly returned by the Company to the Parent. The Parent agrees that all payments made hereunder shall be made to a separate, segregated account (the "Account") maintained by the Trustee for the Earn Out Notes Series I for the benefit of both Trustees and all holders. Subject to (x) the Trustee's continued maintenance of the Account and (y) the Parent's receipt of notice that the Account is being maintained, payments made by the Parent to the Company that are not paid into the Account or that are not applied to the payment of the Company's obligations to the Holders shall not be deemed payments made in satisfaction of the Parent's obligations under this Agreement.

            (h) Security Agreement. On the date hereof, the Company shall execute a security agreement in favor of each Trustee and the Holders pursuant to which the Company shall (x) grant to each Trustee for the benefit of the applicable Holders a security interest in all of its right, title and interest in, to and under this Agreement and the payments due hereunder and the proceeds thereof, including without limitation, the right to sue on behalf of the Company to enforce this Agreement and (y) agree that it shall not accept any payments due hereunder which are not made to the Account.

            (i) Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Parent therefrom, shall in any event be effective unless the same shall be in writing and signed by the Parent, the Company and each Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            (j) GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

            IN WITNESS WHEREOF, the Parent and the Company have caused this Agreement to be executed and delivered as of the date first above written.


                                                HOME HOLDINGS INC.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                [ZURICH ENTITY]


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                                       Exhibit F

                                     FORM OF

                             PUT OPTION UNDERTAKING

            PUT OPTION UNDERTAKING (the "Undertaking"), dated as of January 15, 1998, by ZURICH REINSURANCE CENTRE HOLDINGS, a Delaware corporation (the "Purchaser"), in favor of the holders (the "Holders") of Series I Earn Out Notes (the "Notes") of HOME HOLDINGS INC., a Delaware corporation (the "Company"). Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to them in the Company's Plan of Reorganization dated January 15, 1998, as amended on March 3, 1998 (the "Plan"), to which this Undertaking is an Exhibit.

            WHEREAS, on the date hereof the Company filed the Chapter 11 Case and has filed the Plan with the Bankruptcy Court; and

            WHEREAS, the Plan contemplates that (i) on the Initial Distribution Date, or as soon thereafter as is practicable, holders of certain Allowed Claims shall receive Notes and (ii) the Purchaser shall provide this Undertaking pursuant to which, in the event of an order for relief under the Bankruptcy Code entered against the Company within five years of the Effective Date, the Notes will be puttable to the Purchaser as provided herein.

            NOW THEREFORE, in order to fulfill its obligations under the Plan, the Purchaser is willing to provide this Undertaking, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser hereby agrees as follows:

            (a) Definitions. As used in this Undertaking, the following terms shall have the following meanings:

            "Bankruptcy Default" means an event subsequent to the Effective Date whereby (A) the Company pursuant to or within the meaning of any Bankruptcy Law
(i) commences a voluntary case or proceeding, (ii) consents to, or acquiesces in, the institution of a bankruptcy or an insolvency proceeding against it or the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding, (iii) applies for, consents to or acquiesces in the appointment of or taking possession by a Custodian of the Company or of all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or (B) a court of competent jurisdiction enters a judgment, decree or order under any Bankruptcy Law which (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or a Custodian for all or substantially all of its property or (iii) orders the winding-up or liquidation of the Company, and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

            "Bankruptcy Law" means title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., or any similar federal or state law for the relief, supervision, conservation, reorganization or liquidation of debtors or for the benefit of creditors.

            "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            "Paying Agent" means the Trustee or the Company, as applicable.

            "Trustee" means the trust company or bank then acting as Trustee under the Earn Out Notes Indenture.

            (b) Purchase Of Notes In The Event Of Bankruptcy.

                  (i) If a Bankruptcy Default occurs prior to the fifth anniversary of the Effective Date, each Holder shall have the right, at such Holder's option, to require the Purchaser to purchase such Holder's Notes on the date (the "Bankruptcy Purchase Date") (or if such date is not a Business Day, the next succeeding Business Day) that is 75 days after the date of the Purchaser's notice of such Bankruptcy Default as provided in Section 2(b) below. The Purchaser shall purchase such Notes at a price (the "Purchase Price") to be determined pursuant to the formula set forth on Exhibit A hereto.

                  (ii) The Purchaser, or at its request (which must be received by the Trustee at least three Business Days prior to the date the Trustee is requested to give such notice as described below) the Trustee in the name of and at the expense of the Purchaser, shall mail to all Holders of record of the Notes a notice ("Bankruptcy Notice") of the occurrence of a Bankruptcy Default and of the right arising hereunder as a result thereof on or before the tenth Business Day after the occurrence of such Bankruptcy Default. The Purchaser shall promptly furnish the Trustee a copy of such notice.

                  (iii) For a Note to be so purchased at the option of the Holder, the Paying Agent must receive such Note with the form entitled "Option to Elect Purchase Upon a Bankruptcy Default" on the reverse thereof duly completed, together with such Note duly endorsed for transfer, on or before the 60th day after the date of the Bankruptcy Notice (or if such 60th day is not a Business Day, the immediately preceding Business Day). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for purchase shall be determined by the Purchaser in its reasonable judgment and whose determination shall be final and binding.

                  (iv) Upon receipt by the Paying Agent of the Note in proper form for purchase, the former Holder of the Note shall thereafter be entitled to receive solely the Purchase Price with respect to such Note and all other rights with respect thereto shall be canceled and extinguished. Such Purchase Price shall be paid to such Holder promptly following the later of (A) the Bankruptcy Purchase Date and (B) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by this Undertaking.

                  (v) On or before the Business Day following the Bankruptcy Purchase Date, the Purchaser shall deposit with the Trustee or with the Paying Agent (or, if the Purchaser or one of its Affiliates is acting as the Paying Agent, shall segregate and hold in trust as provided for in the Earn Out Notes Indenture) an amount of money sufficient to pay the aggregate Purchase Price of all the Notes to be purchased as of the Bankruptcy Purchase Date in accordance with this Undertaking.

                  (vi) The Purchaser will comply with the provisions of Section 14(e), Rule 14e-1 and any other tender offer rules under the Securities Exchange Act of 1934, as amended, which may then be applicable in connection with any offer by the Purchaser to purchase Notes at the option of the Holders thereof as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Purchaser shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

            (c) Conditions To Obligations. The obligations of the Purchaser hereunder shall not have any force or effect unless and until the Effective Date shall have occurred under the Plan.

            (d) Assignment; Binding Effect. The Purchaser may assign all or part of its rights or delegate all or any of its duties hereunder to one or more of its affiliates; provided, however, that no such assignment or delegation shall relieve the Purchaser of its obligations hereunder; provided, further, however, that upon (x) any assignment by the Purchaser of all of its rights and delegation of all of its duties hereunder to an affiliate of the Purchaser if but only if at the time of such assignment and after giving effect to such assignment such affiliate has a credit rating which is "A" (or higher) from A.M. Best Company or "A-" (or higher) from Standard & Poor's Ratings Group (or if such credit ratings are no longer applicable, substantially equivalent credit ratings, or if such entities no longer provide credit ratings, substantially equivalent credit ratings from their successors), and (y) the execution by such assignee of an instrument of assumption, in form reasonably satisfactory to the Trustee, pursuant to which such assignee assumes all obligations of the Purchaser hereunder, the Purchaser shall be released from any obligations or duties hereunder. This Undertaking shall be binding upon the Purchaser and its successors and assigns.

            (e) Headings. The Section headings have been prepared for convenience only and are not part of this Undertaking and shall not be taken as an interpretation of any provision of this Undertaking.

            (f) Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, postage prepaid, or telecopied by facsimile transmission, and addressed in each such case as follows:

                  to:

                  Zurich Reinsurance Centre Holdings
                  One Chase Manhattan Plaza
                  New York, New York 10005

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention: Albert P. Hand
                  Telephone: (212) 373-3000
                  Telecopy:  (212) 757-3990

Any of the foregoing persons may change its address for notices hereunder by giving notice of such change to the Company. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any person entitled to receive such notices and demands at the address of such person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

            (g) Governing Law. THIS UNDERTAKING SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN SUCH STATE.

            (h) Beneficiaries Of This Undertaking. This Undertaking is made for the benefit of the Holders. The obligations of the Purchaser hereunder may be enforced by the Trustee under any indenture relating to the Notes and, to the extent permitted by the indenture relating to the Notes, by any Holder.

            IN WITNESS WHEREOF, the Purchaser has caused this Put Option Undertaking to be duly executed and delivered as of the day and year first above written.

                                              ZURICH REINSURANCE CENTRE HOLDINGS


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                  Exhibit A to
                             Put Option Undertaking

Capitalized terms used in this Exhibit but not otherwise defined in the Undertaking shall have the respective meanings ascribed to them in the Exhibit to the Plan describing the Earn Out Notes and for the purposes of this Exhibit "Calculation Date" shall mean Bankruptcy Purchase Date.

Put Price Formula:

If the Calculation Date occurs before the First Target Date:

A*50%*T      B*50%*T        C*50%*T        D*50%*T
--------- + ------------ + ------------ + -------------
 (1+r)^t     (1+r)^(t+2)    (1+r)^(t+5)    (1+r)^(t+10)

If the Calculation Date occurs after the First Target Date:

B*50%*T     C*50%*T        D*50%*T
-------- + ------------ + ------------
(1+r)^t     (1+r)^(t+3)    (1+r)^(t+8)

Symbols/Definitions

A = the excess, if any, of (x) the lesser of (i) N and (ii) the First Target over (y) the amount of cumulative taxable income generated by the Reorganized Company that has been offset by Specified NOL Carryovers up to the Calculation Date (the "Utilized NOL Amount").

B = the excess, if any, of (x) the lesser of (i) N and (ii) the Second Target, over (y) the greater of (i) the Utilized NOL Amount and (ii) the First Target.

C = the excess, if any, of (x) the lesser of (i) N and (ii) the Third Target over (y) the greater of (i) the Utilized NOL Amount and (ii) the Second Target.

D = the excess, if any, of (x) the lesser of (i) 90% of N and (ii) the Fourth Target over (y) the greater of (z) the Third Target and (ii) the utilized NOL Amount.

N =   the Specified NOL Carryovers, as finally determined.

T =   the maximum marginal Federal corporate tax rate as of the Calculation
      Date.

t = the time in years from the Calculation Date to the next Target Date (i.e., either the First Target Date or the Second Target Date, whichever the case may be).

r =   13.5%.

^ =   the exponential sign

* =   the multiplication sign

                                                                       Exhibit G

                               Surviving Documents

1)    New Note Tender Offer Undertaking

2)    Put Option Tender Offer Undertaking

3) Pre-Reorganization Agreement, dated as of November 15, 1997, by and among Trygg-Hansa Holding B.V., Trygg Hansa AB, Zurich Home Investments Limited, Zurich Centre Investments Limited, Centre Reinsurance (Bermuda) Limited, and Insurance Partners Advisors, L.P.

4)    Keepwell Agreement

5) Affiliates Agreement, dated as of November 15, 1997, between Trygg-Hansa Forsakrings AB and Zurich Centre Investments Limited

6) Amended and Restated Securities Purchase Agreement, dated as of April 26, 1995, between Trygg-Hansa AB and ZCI Investments Limited.


                                       G-1